UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

THE STUDENT LOAN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	April 2, 2007

Date of Meeting:	May 3, 2007
Time:	8:30 a.m., Eastern Time
Place:	399 Park Avenue 12th Floor Auditorium New York, New York

At the Annual Meeting, the following proposals are on the agenda for action by the stockholders:

•

To elect three directors to hold office until the annual meeting in 2010, and until the election and qualification of their successors; to elect one director to hold office until the annual meeting in 2008, and until the election and qualification of her successor; and to elect one director to hold office until the annual meeting in 2009, and until the election and qualification of her successor.

•	To ratify the selection of KPMG LLP as independent auditors for 2007; and

•	To transact such other business as may properly come before the meeting.

Please complete the enclosed proxy card and return it promptly in the enclosed envelope. Stockholders of record at the close of business (5:00 p.m., Eastern Time) on March 23, 2007 are entitled to one vote for each share held. A list of these stockholders will be available for inspection for 10 days preceding the meeting at 750 Washington Boulevard, 9th Floor, Stamford, Connecticut, and also will be available for inspection at the meeting itself.

By order of the Board of Directors,

Michael J. Reardon

Chairman, Chief Executive Officer and President

THE STUDENT LOAN CORPORATION

750 Washington Boulevard

Stamford, CT 06901

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Student Loan Corporation (the “Corporation”). These proxies will be voted at the Annual Meeting of Stockholders of the Corporation, to be held at 399 Park Avenue, 12th Floor Auditorium, New York, New York, on May 3, 2007 (the “Annual Meeting”), at 8:30 a.m. (Eastern Time), and at any adjournments or postponements of such meeting. The Board of Directors has set the close of business (5:00 p.m., Eastern Time) on March 23, 2007, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 20 million shares of the Corporation’s common stock outstanding and eligible to vote. Citibank, N.A. owns 80% of the Corporation’s outstanding common stock. Each share of common stock entitles the holder thereof to one vote on each matter that is voted on at the Annual Meeting. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about April 2, 2007.

CORPORATE GOVERNANCE

The Corporation continually strives to maintain the highest standards of ethical conduct: reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern the Corporation’s businesses.

The current charters of the Audit and Compensation Committees, as well as the Corporation’s Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for Financial Professionals, are available in the “Investors” section of the Corporation’s website: www.studentloan.com. Stockholders may obtain printed copies of these documents by writing to the Corporation’s Investor Relations Office, c/o The Student Loan Corporation, 750 Washington Blvd., 9th Floor, Stamford, CT 06901, or by telephone request to (203)975-6320.

Corporate Governance Guidelines

The Corporation’s Corporate Governance Guidelines embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices. The Guidelines are reviewed periodically and revised as necessary to continue to reflect best practices. The full text of the Guidelines, as approved by the Board on March 22, 2007, is set forth in Annex A to this proxy statement.

The Guidelines outline the responsibilities, qualifications and composition of the Board. The Guidelines require that at least three of the members of the Board be independent. The Corporation is a “controlled corporation” within the meaning of the Rules of the New York Stock Exchange (“NYSE”), since 80% of its voting power is held by Citibank, N.A. As such, the NYSE does not require the Corporation to have a majority of independent directors on the Board. A description of the Corporation’s independence criteria and its independence determinations are set forth below. The number of other public company boards on which a director may serve is subject to a case-by-case review by the Board, in order to ensure that each director is able to devote sufficient time to perform his or her duties as a director. Members of the Audit Committee may not serve on more than three public company Audit Committees, including the Audit Committee of the Corporation.

The Guidelines require that all members of the committees of the Board be independent. The Board and each committee have the power to hire and fire independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of any officer of the Corporation.

The Guidelines provide for executive sessions at each Board meeting. The responsibility for presiding at the executive sessions is rotated from meeting to meeting among the chairpersons of each Board committee.

Directors are expected to attend Board meetings, meetings of the committees on which they serve, and the annual meetings of stockholders.

Under the Guidelines, the Chairman of the Board, in consultation with the other directors, conducts an annual review of Board performance and the performance of each committee. Each committee is also required to conduct its own self-evaluation. The results of these evaluations are required to be reported to the Board. Directors have full and free access to senior management and other employees of the Corporation and are provided with orientation materials for new directors and access to continuing education programs. The Board reviews the Compensation Committee’s report on the Chief Executive Officer’s (the “CEO”) performance in order to ensure that the CEO is providing the best leadership for the Corporation in the long and short term. The Board also works with the Compensation Committee to evaluate potential successors to the CEO.

If an outside director or an immediate family member of a director serves as a director, trustee or executive officer of a foundation, university or other non-profit organization and such entity receives contributions from the Corporation or its affiliates, such contributions will be reported to the Board. If the annual contributions exceed the greater of $50,000 or 10% of the annual consolidated gross revenue of such entity, such contributions shall be given special consideration by the Board for purposes of making the independence determination with respect to the director.

If an outside director serves as an executive officer of a foundation, university, or other non-profit organization and such entity has received, within the preceding three years, annual contributions from the Corporation or its affiliates that exceed the greater of $1 million or 2% of the annual consolidated gross revenue of such entity, such contributions are required to be disclosed in the Corporation’s proxy statement.

The Guidelines restrict certain financial transactions between the Corporation and senior management and their immediate families. Personal loans to directors and their immediate family members other than credit cards, charge cards, and overdraft checking privileges made on market terms in the ordinary course of business are prohibited. Also prohibited are personal loans to executive officers or their immediate family members, except for mortgage loans, home equity loans, consumer loans, credit cards, charge cards, and overdraft checking privileges.

The Guidelines prohibit investments by the Corporation or any member of senior management in a private entity in which a director is a principal or a publicly traded entity in which a director owns or controls a 10% interest.

Definitions

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For purposes of the Corporate Governance Guidelines, as well as of Director Independence and Transactions with Related Persons discussed below; (i) the term “immediate family member” means a director’s or executive officer’s (designated as such pursuant to Section 16 of the Securities Exchange Act of 1934) spouse, parents, step-parents, children, step-children, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law, and any person (other than a tenant or domestic employee) who shares the director’s household, (ii) the term “primary business affiliation” means an entity of which the director or executive officer, or an immediate family member of such a person, is an officer, partner or employee, or in which the director, executive officer or immediate family member owns directly or indirectly at least a 5% equity interest, and (iii) the term “transaction with a related person” is any financial transaction, arrangement or relationship in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Corporation is a participant, and (c) any related person (any director, any executive officer of the

Corporation, any nominee for director, any shareholder owning in excess of 5% of the total equity of the Corporation, and any “immediate family member” of any such person) has or will have a direct or indirect material interest.

Director Independence

The Board has adopted categorical standards to assist the Board in evaluating the independence of each of its directors. The standards describe various types of relationships that could potentially exist between a Board member and the Corporation and set thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a director under the categorical standards and no other relationships or transactions exist of a type not specifically mentioned in the standards that, in the Board’s opinion, taking into account all facts and circumstances, would impair a director’s ability to exercise his or her independent judgment, the Board will deem such person to be independent.

In March 2007, the Board reviewed directors’ responses to questionnaires asking about their relationships with the Corporation and its affiliates (and those of their immediate family members) and other potential conflicts of interest, as well as data provided by management related to transactions, relationships or arrangements between the Corporation and the directors or their immediate family members. The Board of Directors has determined that Dr. Affleck-Graves, Mr. Drake, Dr. Glover, and Dr. Handler satisfy the standard of independence according to the Directors Independence Standards as set out in the Corporation’s Corporate Governance Guidelines, as well as to the corporate governance rules of the NYSE and the applicable Securities and Exchange Commission (“SEC”) rules. As indicated in the categorical standards of independence in the Director Independence Standards, the Board believes that certain business or not-for-profit organization relationships that meet these standards are not material relationships that would impair a director’s independence. In this regard, the Board considered affiliations of each non-management director and his or her immediate family members with various for-profit and not-for-profit entities by virtue of their employment, directorship, and trusteeship. All members of the Audit and Compensation Committees are considered independent for this purpose.

Categorical Standards

Relationships as Client

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Neither a director nor any immediate family member shall have any personal loans from the Corporation, except for credit cards, charge cards and overdraft checking privileges with the Corporation’s affiliates in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. In addition, affiliates of the Corporation may provide home mortgages and home improvement loans made in the ordinary course of business, of a type that is generally made available to the public, and is on market terms, or terms that are no more favorable than those offered, to directors who are employees of the Corporation or its affiliates.

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Any other financial services provided to a director or any member of his/her immediate family by the Corporation must be made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

Advisory and Consulting Arrangements

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Neither a director nor any immediate family member of a director shall, during any 12-month period within the last three years, have received, directly or indirectly, from the Corporation any compensatory fees or benefits in an amount greater than $100,000, other than (a) standard compensation arrangements applicable to non-employee directors generally; or (b) compensation paid to an immediate family member of a director who is a non-executive employee of the Corporation.

Business Relationships

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All payments made by the Corporation or its affiliates to, and payments received by the Corporation from, a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

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In addition, the aggregate amount of payments in any of the last three fiscal years by the Corporation and its affiliates to, and to the Corporation and its affiliates from, any company of which a director is an executive officer or employee or where an immediate family member of a director is an executive officer, must not exceed the greater of $1,000,000 or 2% of the consolidated gross revenues of the company receiving the payment.

Charitable Contributions

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Annual contributions made by the Corporation or its affiliates in any of the last three fiscal years to a foundation, university, or other non-profit organization (“Charitable Organization”) of which a director or an immediate family member serves as a director, trustee or executive officer may not exceed the greater of $50,000 or 10% of the annual consolidated gross revenue of the Charitable Organization.

Employment/Affiliations

•	An outside director shall not:

(i)	be or have been an employee of the Corporation within the last three years; or

(ii)	be part of, or within the past three years have been part of, an interlocking directorate in which an executive officer of the Corporation serves or has served on the compensation committee of a company that concurrently employs or employed the director.

•	An outside director may not have a family member who:

(i)	is an executive officer of the Corporation or has been within the last three years; or

(ii)	is, or within the past three years has been part of an interlocking directorate in which an executive officer of the Corporation serves or has served on the compensation committee of a company that concurrently employs or employed such family member.

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(A) Neither a director nor an immediate family member may be a current partner of a firm that is the Corporation’s internal or external auditor; (B) a director may not be a current employee of such a firm; (C) a director may not have an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a director or an immediate family member may not have been within the last three years a partner or employee of such a firm and personally worked on the Corporation’s audit within that time.

•	No member of the Audit Committee shall be an affiliated person of the Corporation.

Immaterial Relationships and Transactions

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The Board may determine that a director is independent notwithstanding the existence of an immaterial relationship or transaction between the director and the Corporation or its affiliate, provided the Corporation’s proxy statement includes a specific description of such relationship as well as the basis for the Board’s determination that such relationship does not preclude a determination that the director is independent. Relationships or transactions between a director and the Corporation or its affiliate that comply with the Corporate Governance Guidelines, including but not limited to the sections entitled Transactions with Directors, Loans to Directors, Loans to Executive Officers, and Investments,

are deemed to be categorically immaterial and do not require disclosure in the proxy statement (unless such relationship or transaction is required to be disclosed pursuant to Item 404 of SEC Regulation S-K).

Transactions with Related Persons

The Board has adopted a policy regarding the review of transactions between the Corporation and its related persons as a part of its Corporate Governance Guidelines (attached as Annex A). Under the policy, the Board of Directors is responsible for reviewing such transactions with related persons. No director shall participate in any discussion of a transaction with a related person for which he or she or any member of his or her immediate family is a related person, except that the director shall provide all material information concerning the transaction with the related person to the Board. The policy also contains a list of categories of transactions that would be deemed “exempted” from the Board approval requirement.

Interaffiliate Transactions

The Corporation has engaged and expects to continue to engage in a variety of business arrangements with Citibank, N.A., a related person of the Corporation, and its affiliates (“interaffiliate transactions”). All material interaffiliate transactions, as well as material amendments or renewals, must be approved by the Audit Committee.

Omnibus Credit Agreement

This agreement with Citibank, N.A. provides a maximum aggregate credit limit of $30 billion through December 31, 2009, at which time it is anticipated that the agreement will be extended. The Corporation had outstanding short- and long-term unsecured borrowings with Citibank, N.A. of $11.1 billion and $9.2 billion, respectively, as of December 31, 2006, incurred under the terms of this agreement. The largest aggregate amount of principal outstanding during 2006 was $26.2 billion. During 2006, the Corporation repaid to Citibank, N.A. $3.5 billion in principal for long-term unsecured borrowings. The Corporation incurred approximately $1.2 billion in interest. As of December 31, 2006, the weighted-average interest rate was 5.3%.

Interest Rate Swap and Option Agreements

The Corporation is a party to interest rate swaps and options with Citibank, N.A., an investment-grade counterparty, to manage its interest rate risk exposure. Following is a summary of interest rate derivative agreements as of December 31, 2006:

(Dollars in thousands)	Notional Value	Fair Value
		Asset	Liability
Prime / LIBOR Swaps	$4,000,000	$—	$761
Other LIBOR Based Swaps	8,035,000	462	1,803
Interest Rate Floor Options	6,200,000	—	9,500

The PRIME/LIBOR swap agreements matured in January 2007. The other LIBOR based swaps mature in 2011, 2014, and the remainder mature in 2017. The Corporation’s interest rate floor options mature in 2016 and 2021.

Student Loan Origination Agreement and Servicing Fees Earned

CitiAssist® Loans are originated by Citibank, N.A. through an intercompany agreement. Following full disbursement, the Corporation purchases all CitiAssist® Loans at Citibank, N.A.’s carrying value at the time of purchase, plus a contractual premium. Total CitiAssist® Loans purchased by the Corporation during 2006 was

$1,728 million. Total premiums paid by the Corporation related to the 2006 CitiAssist® Loan purchases was $11 million. As of December 31, 2006, the Corporation was committed to purchase CitiAssist® Loans of $1.3 billion.

The Corporation also earns loan origination and servicing revenue for work performed on CitiAssist® Loans held by Citibank, N.A. prior to purchase by the Corporation. The Corporation received revenue of $7 million in 2006 related to this agreement.

Facilities

Citibank, N.A. provides the Corporation’s office facilities and furniture in Pittsford, New York, and in Stamford, Connecticut. During 2006, the Corporation made payments of approximately $2.9 million for use of the Pittsford and Stamford facilities, which included the Corporation’s allocable share of utilities, security and cafeteria expenses.

Salaries and employee benefits

The Corporation’s employees are covered under various benefit plans of Citigroup Inc. (“Citigroup”), which indirectly owns all of the stock of Citibank, N.A., including: medical and life insurance plans that cover active, retired and disabled employees; defined benefit pension; dental insurance plan; defined contribution plan; salary continuance for disabled employees and workers compensation. Citigroup charges the Corporation a fee calculated as a fixed percentage of total salaries. The Corporation also participates in various Citigroup stock-based compensation programs under which Citigroup stock or stock options are granted to certain of the Corporation’s employees. The Corporation has no stock-based compensation programs in which its own stock is granted. The Corporation pays Citigroup directly for participation in certain of its stock-based compensation programs, but receives a capital contribution for those awards related to participation in the employee incentive stock option program. The approximate dollar value of the amount involved in these fees for 2006 was $12.8 million.

Servicing, Professional and Other Fees Paid

The Corporation’s loan portfolio consists primarily of student loans originated under the Federal Family Education Loan Program (“FFELP”) through a trust agreement with Citibank, N.A. The majority of the loan originations and servicing work on the Corporation’s FFELP and CitiAssist® Loan portfolios was performed under the provisions of intercompany agreements with affiliates of the Corporation, including Citibank (South Dakota), N.A. and Citibank, N.A., which also have various marketing arrangements with the Corporation. The approximate dollar value of the amount involved in these fees for 2006 was $46.5 million.

Other Interaffiliate Arrangements

Citigroup and its subsidiaries engage in other transactions and servicing activities with the Corporation, including cash management, data processing, telecommunications, payroll processing and administration, facilities procurement, and others. The approximate dollar value of the amount involved in these arrangements for 2006 was $8.6 million.

Communications with the Board

Stockholders or other interested parties who wish to communicate with a member or members of the Board of Directors may do so by addressing their correspondence to the Board member or members, c/o the Corporate Secretary, The Student Loan Corporation, 750 Washington Blvd., 9th Floor, Stamford, CT 06901.

Code of Ethics

The Board has adopted a Code of Ethics for Financial Professionals governing the principal executive officers of the Corporation and all Corporation professionals serving in a finance, accounting, treasury, tax or investor relations role. A copy of the Code of Ethics is available on our website at www.studentloan.com. Click on “Investors,” “Board and Management,” and then “Code of Ethics for Financial Professionals.” It is listed as an Exhibit to the Corporation’s Annual Report on Form 10-K. The Corporation intends to disclose amendments to, or waivers from, the Code of Ethics, if any, on the website.

Code of Conduct

The Board has adopted a Code of Conduct, which outlines the principles, policies and laws that govern the activities of the Corporation and its employees, agents and representatives and establishes guidelines for professional conduct in the workplace. Every employee is required to read and follow the Code of Conduct. A copy of the Code of Conduct is available on our website at www.studentloan.com. Click on “Investors,” “Board and Management,” then “Code of Conduct.”

Ethics Hotline

The Corporation strongly encourages employees to raise possible ethical issues, and offers several channels by which employees and third parties may report ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls or auditing matters. It participates in the Ethics Hotline maintained by Citigroup’s Global Compliance Division and is available 24 hours a day, seven days a week with live operators who can connect to translators in multiple languages, maintains a dedicated email address, fax line, and web-link. Employees may choose to remain anonymous. The Corporation prohibits retaliatory action against any individual for raising legitimate concerns or questions regarding ethical matters, or for reporting suspected violations. Calls to the Ethics Hotline are received by a third party vendor, which reports the calls to Citigroup’s Ethics Office of the Global Compliance Division for review and investigation. Employees may also report suspected or attempted fraud to the Corporate Security and Investigation Services of Citigroup.

STOCK OWNERSHIP

The following directors, director nominees, and named executive officers, and all current directors and executive officers as a group, owned, as of March 23, 2007, the number of shares of the Corporation’s common stock set forth below. All owners have sole voting power and investment power with respect to such shares. The current directors and executive officers of the Corporation as a group beneficially own less than 1% of the total shares of common stock outstanding.

Name/Position	Shares of SLC Common Stock
John Affleck-Graves, Director	100
Yasmine Anavi, Director Nominee	0
Bill Beckmann, Director	2,600
Gina Doynow, Director	0
Rodman L. Drake, Director	104
Mark Gilder*	0
Glenda B. Glover, Director	0
Evelyn E. Handler, Director	0
Christine Y. Homer, Vice President, Secretary and General Counsel	0
Carl E. Levinson, Director	0
John McGinn, Vice President and Chief Risk Officer	0
Daniel P. McHugh, Vice President and Chief Financial Officer	0
Loretta Moseman, Director Nominee	0
Michael J. Reardon, Chief Executive Officer, President and Director	0
Kurt Schneiber, Vice President and Executive Director of Sales	0
All directors and executive officers as a group (15 persons)	2,804

*	Mr. Gilder left the Corporation effective September 30, 2006.

Certain Other Share Owners

Citibank, N.A., an indirect wholly owned subsidiary of Citigroup, is the holder of 16,000,459 shares of the Corporation’s outstanding common stock as of March 23, 2007, which represents 80% of the Corporation’s outstanding common stock. Citigroup Holdings Company is the sole stockholder of Citibank, N.A. and Citigroup is the sole stockholder of Citigroup Holdings Company. Each of Citibank N.A., Citigroup Holdings Company and Citigroup has shared voting power and shared dispositive power with respect to such shares. The address of the principal office of each of Citibank N.A., Citigroup Holdings Company and Citigroup is 399 Park Avenue, New York, NY 10043.

Citibank, N.A. is the only person known by the Corporation to own beneficially more than 5% of the Corporation’s outstanding common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors, and persons who own more than 10% of the Corporation’s outstanding common stock, to file with the SEC and the NYSE initial reports of ownership, reports of changes in ownership, and annual reports of ownership of common stock. Such directors, officers, and 10% stockholders are also required to furnish the Corporation with copies of all such filed reports.

Based on its review of the forms it received, or written representations from reporting persons, the Corporation believes that all of its directors, officers and 10% shareholders timely filed all required reports under Section 16(a) during 2006.

BOARD OF DIRECTORS

Nomination of Directors

The Board of Directors has not established a separate standing nominating and corporate governance committee. Since 80% of the Corporation’s voting power is held by Citibank, N.A., the Corporation is considered a “controlled corporation.” A “controlled corporation” is not required by the corporate governance rules of the NYSE to have a separate standing nominating and corporate governance committee. In light of the Corporation’s status as a “controlled corporation” and the NYSE corporate governance rules, the Board believes that it is appropriate not to have a separately designated nominating committee and therefore, the Corporation does not have a nominating committee charter. The Board of Directors as a whole performs the functions that would typically be performed by a nominating committee.

The Chairman of the Board initially considers all qualified independent director candidates identified by members of the Board, by senior management, by security holders or by a search firm. Security holders who would like to propose an independent director candidate for consideration by the Board may do so by submitting the candidate’s name, résumé and biographical information to the attention of the Corporate Secretary, The Student Loan Corporation, 750 Washington Blvd., Stamford, CT 06901. All proposals for nomination received by the Corporate Secretary will be presented to the Chairman of the Board for consideration. Based on the Chairman’s assessment of each candidate’s independence, skills and qualifications, and after consultation with the Compensation Committee, the Chairman of the Board makes recommendations regarding potential independent director candidates to the Board. The Chairman of the Board and the Board follow the same process and use the same criteria for evaluating candidates proposed by security holders, members of the Board of Directors, and members of senior management.

Citibank, N.A., the holder of the majority of the Corporation’s outstanding common stock, makes recommendations regarding all potential director candidates to the Board other than the independent director candidates recommended by the Chairman of the Board, as described above.

The Board reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria, which have been developed and approved by the Board:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

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Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board’s discussion and decision-making.

•	Whether the candidate has special skills, expertise and background that adds to and complements the range of skills, expertise and background of the existing directors.

•	Whether the candidate has had a successful career that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make.

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Whether the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of the Corporation’s stockholders and our other stakeholders in reaching decisions.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors involves the exercise of judgment and cannot be measured in any mathematical or routine way.

As stated above, Dr. Affleck-Graves, Mr. Drake, Dr. Glover and Dr. Handler are independent in accordance with the Board of Directors’ independence standards as set out in the Company’s Corporate Governance Guidelines and the corporate governance rules of the NYSE.

PROPOSAL 1:    ELECTION OF DIRECTORS

The Board of Directors consists of eleven members. The Corporation currently has eight directors and three vacancies on its Board of Directors. The vacancies are due to the resignation of Ms. Stephanie B. Mudick effective November 9, 2006, Mr. Simon Williams effective December 20, 2006, and Mr. Michael Dunn effective February 6, 2007. Nominees have been proposed by the Board of Directors to fill two of the vacancies.

The Corporation’s directors are divided into three classes. The directors of each class serve for a term of three years, and, therefore, the stockholders of the Corporation generally will elect one-third of the directors at each annual meeting. Of the current members, Mr. Bill Beckmann, Dr. Glenda B. Glover and Mr. Michael J. Reardon serve for a term expiring at this Annual Meeting; Ms. Gina Doynow and Mr. Rodman L. Drake serve for a term expiring at the annual meeting in 2008; and Dr. John Affleck-Graves, Dr. Evelyn Handler, and Mr. Carl E. Levinson serve for a term expiring at the annual meeting in 2009.

Mr. Bill Beckmann, Dr. Glenda B. Glover and Mr. Michael J. Reardon have been proposed for election as directors of the Corporation to hold office until the third annual meeting following their election. Ms. Yasmine Anavi has been proposed for election as a director of the Corporation to fill the vacancy created by the resignation of Mr. Williams, and to hold office until the first annual meeting following her election. Ms. Loretta Moseman has been proposed for election as a director of the Corporation to fill the vacancy created by the resignation of Mr. Dunn, and to hold office until the second annual meeting following her election.

If any nominee is unable to serve out his or her term, the Board of Directors may appoint a successor to fill the unexpired portion. The election of each nominee requires the affirmative vote of a plurality of the votes cast at the Annual Meeting.

The Board of Directors recommends a vote FOR the named nominees.

Director Information

The following information with respect to each director and director nominee is set forth below: name, age, positions and offices held, principal occupation, certain other of the director’s activities and term of office as director. Mr. Beckmann, Mr. Reardon, Mr. Levinson, Ms. Doynow, Ms. Anavi, and Ms. Moseman are officers of Citigroup or its subsidiaries. Citigroup indirectly owns 80% of the outstanding common stock of the Corporation.

Nominees for Director

- For Terms Expiring in 2010

Bill Beckmann, 46.    Mr. Beckmann has been a director of the Corporation since October 1997 and served as Chairman of the Board of Directors of the Corporation from January 2001 to January 2005. Prior to that, he was the President of the Corporation from October 1997 to January 2001 and its CEO from May 1998 to January 2001. Before joining the Corporation, from 1984 to 1994, he held a number of jobs with Citigroup subsidiaries, including managing strategic planning for the Citicorp Card Products Group, managing finance for Citicorp’s private label credit card program and managing asset dispositions for a provider of real-time financial information. From 1994 to 1997, Mr. Beckmann was a Vice President of International Business Machines, with responsibility for developing its Internet business. From April 2003 to July 2005, Mr. Beckmann served as President of Citigroup Real Estate Servicing and Technology. Since July 2005, Mr. Beckman has served as President and Chief Operating Officer of CitiMortgage, Inc. Mr. Beckmann is a member of Citigroup’s Management Committee.

Glenda B. Glover, 54.    Dr. Glover has been the Dean of the College of Business of Jackson State University since 1994. From 1990 to 1994, she was the Chairperson of the Department of Accounting and an Assistant Professor at Howard University. Prior to joining Howard University, from 1985 to 1990, Dr. Glover was the Chief Financial Officer and a Senior Vice President of Metters Industries, Inc. From 1979 to 1984, she was the Project Manager for Tax Administration and Coordinator of Investor Relations at Potomac Electric Power Co. Dr. Glover founded the National Center for Enterprise Zone Research in 1987 and is currently the President of this non-profit economic development corporation. Dr. Glover also is a member of the Board of Directors of Lenox Group where she is a member of the Audit Committee. Dr. Glover is a member of the Board of Directors of Alpha Kappa Alpha Sorority, Inc. where she serves as National Treasurer. She also serves on the Advisory Board for Union Planters Bank of Mississippi and has served as a Board Examiner for the American Institute of Certified Public Accountants.

Dr. Glover earned her Ph.D. in business from George Washington University and her J.D. from Georgetown University Law Center.

She has been a director of the Corporation since May 1998.

Michael J. Reardon, 50.    Mr. Reardon has been the CEO and a director of the Corporation since July 15, 2004, and was appointed Chairman of the Board of Directors of the Corporation in January 2006. He has been the President of the Corporation since February 11, 2005. Mr. Reardon served as Acting Chief Financial Officer of the Corporation from January 23, 2004 to April 1, 2004. Prior to these positions, Mr. Reardon was the Chief Financial Officer of Citigroup’s Consumer Assets Division from April 15, 2002 to July 14, 2004. His previous roles include Chief Administrative Officer for the Citigroup Consumer Finance and Consumer Assets Division from December 1, 2000 to April 14, 2002; Managing Director of the Citigroup Strategy and Business Development Group from January 1, 1999 to April 13, 2002; Travelers Group Managing Director of Financial Planning and Analysis from June 1, 1996 to December 31, 1998; and Managing Director of High Yield Leverage Finance for Salomon Smith Barney from May 1, 1994 to May 31, 1996.

Mr. Reardon is a member of the Global Consumer Group (“GCG”) Planning Committee.

- For Terms Expiring in 2009

Loretta Moseman, 50.    Ms. Moseman is the Global Treasurer for GCG. She is a member of the GCG Planning Committee. Additionally, Ms. Moseman chairs the US Asset/Liability Committee for Citigroup and is a member of the Citigroup Financial Asset Liability Committee.

Prior to this, Ms. Moseman served as the North American Cards Treasurer. Previously, she was the Citicorp Market Risk Manager and served on its Market Risk Policy Committee. Ms. Moseman started her career with Citigroup in 1980 in the Accounting Policy function and held various finance positions.

Before joining Citigroup, Ms. Moseman worked for Price Waterhouse from January 1978 to August 1980, where she earned her CPA. She received her MBA from St. John’s University and her BS from Long Island University.

- For Terms Expiring in 2008

Yasmine Anavi, 47.    Ms. Anavi is Managing Director and Chief Risk Officer of GCG. She is a member of the Citigroup Management Committee, Risk Management Operating Committee, and the GCG Planning Committee.

In November 2005, she was named Executive Vice President and Chief Risk Officer of GCG-International. She also served as Director and Chief Credit Officer of Citibank, FSB, Citibank (West), FSB and Citibank Texas, N.A. from August 2005 to January 2006. In May 2005, she was named Executive Vice President and Chief Risk Officer of Citigroup’s Retail Banking North America. From August 1998 to May 2005, she was Executive Vice President and Chief Risk Officer of Citi Cards North America.

Prior to joining Citigroup in 1998, Ms. Anavi was a Senior Vice President and Group Credit Executive at Chase Manhattan Bank, where she was responsible for its national consumer loan portfolio. She began her career at one of Chase Manhattan Bank’s predecessor companies, Chemical Bank.

Ms. Anavi received her MBA in Finance from New York University’s Stern School of Business and a BBA in International Marketing from Baruch College.

Continuing Directors

- Terms Expiring in 2009

John Affleck-Graves, 56.    Dr. Affleck-Graves has been the Executive Vice President of the University of Notre Dame since May 2004. From July 2001, he served as a Vice President and Associate Provost. From August 1986 to June 2000, Dr. Affleck-Graves served in various positions at the University of Notre Dame including as a faculty member in the Department of Finance and Business Economics. He served as the Chair of the Department from 1996 to 2000 and he continues to hold the position of the Notre Dame Chair in Finance. From May 2000 to June 2001, he was the Patty Hill Smith Eminent Scholar at Florida State University.

A graduate of the University of Cape Town, South Africa, Dr. Affleck-Graves has written on a wide variety of topics in finance and investments, including asset pricing models, initial public offerings, and shareholder value added. He has won teaching awards at Notre Dame, the University of Cape Town and Rotterdam School of Management.

Dr. Affleck-Graves is a director of St. Joseph’s Capital Bank, Express-1 Expedited Solutions, and South Bend Symphony Orchestra. He serves on the Audit Committee of Express-1 Expedited Solutions.

Dr. Affleck-Graves was elected as a director of the Corporation in 2006.

Evelyn E. Handler, 73.    Dr. Handler served as the Executive Director and CEO of the California Academy of Sciences from 1994 to 1997. Prior to joining the California Academy of Sciences, Dr. Handler served as a Research Fellow and as an Associate of the Graduate School of Education at Harvard, and as a Senior Fellow at The Carnegie Foundation for the Advancement of Teaching. She served as President of Brandeis University from 1983 to 1992, and as President of the University of New Hampshire from 1980 to 1983. Previously, she was Dean of Sciences and Mathematics and professor of biological sciences at Hunter College. Dr. Handler also acted as the President of Merrimack Consultants LLC, Bow, New Hampshire from 1999 to 2004.

A graduate of Hunter College, Dr. Handler earned her M.Sc. and her Ph.D. degrees from New York University and her J.D. from Pierce Law. She has written extensively on myelogenous leukemia research. Dr. Handler is a Fellow of the American Association for the Advancement of Science and a Fellow of the New York Academy of Sciences. Additionally, she was elected to the Board of Governors of the New York Academy of Sciences in 1979. She holds honorary degrees from the University of Pittsburgh, Rivier College and Hunter College.

Dr. Handler has been a director of the Corporation since April 1993.

Carl E. Levinson, 60.    Mr. Levinson serves as the Group Executive for Citigroup’s Consumer Lending Group (“CLG”). In this role, he is responsible for the businesses that provide real estate, education and automobile financing to customers in North America. Prior to assuming his current responsibilities in September 2005, Mr. Levinson had been Division Executive for Citigroup’s Consumer Assets Division since 1997 and has been Chairman of CitiMortgage, Inc. since August 1992. Mr. Levinson joined Citicorp in 1973 as a manager of Funds Transfer in the New York Operating Group. In 1975 he became head of Citicorp Remittance Services. From 1982 to 1984, Mr. Levinson was the Product Manager for Citicorp Retail Services, Director of Business Development and Commercial Credit. In September 1986, he was appointed President and General Manager of Citicorp Retail Services, which offers private label credit card programs to leading retailers. He was appointed General Manager of Card Services in 1991 and spearheaded a corporate expense task force during the first half of 1992.

Mr. Levinson has been a director of the Corporation since October 1994, and from July 1997 to January 2001 and from January 2005 to January 2006 served as Chairman of the Board. He also served as the Corporation’s CEO from October 1997 to May 1998. Mr. Levinson is a member of the Management Committee of Citigroup.

- Terms Expiring in 2008

Gina Doynow, 48.    Ms. Doynow is Executive Vice President, Citi Cards, responsible for the Enhancement Services business unit within the North American credit card division of Citigroup. This group provides financial and personal protection products, insurance and other services and value offers for consumers.

Since joining Citigroup as a Management Associate in 1988, Ms. Doynow has held a number of operations, risk, marketing and management positions within the Retail Bank and Card Services divisions. These included responsibility for the US Financial Sector Partnerships and the Canada Card Market, Fraud Policy Director, as well as Business Manager for the US College Credit Card Unit. From 1995 to 1997, she also served as Citigroup’s Representative to the MasterCard International Security Committee.

Ms. Doynow was previously a director of the Citicorp Credit Services, Inc. (Delaware). In addition to her business roles, she chairs the Women’s Council for Citi Cards. She is also active in the March of Dimes Campaign.

Ms. Doynow earned her undergraduate bachelor’s degree at the University of Virginia and her MBA at New York University.

Rodman L. Drake, 64.    Since 1997, Mr. Drake has acted as Managing Director of CIP Management, a private equity group, which he also co-founded. He is a director of Jackson Hewitt, the tax preparation service, where he serves on the corporate governance and compensation committees. Since 1995, he has been a director of Parsons Brinkerhoff, a $1.7 billion employee-owned global infrastructure engineering firm, where he is chair of the audit committee, and a member of the nominating committee.

Mr. Drake is Chairman of the Hyperion/Brookfield Funds, two NYSE-traded closed-end funds invested in mortgage-backed securities, where he is a member of the audit and nominating committees. He is Chairman of Excelsior and Laudus Funds, sponsored by U.S. Trust/Schwab, where he is a member of the governance committee. Mr. Drake is also a director of Celgene Corp., a global biotechnology company where he is a member of the nominating and audit committees, and Crystal River Capital where he is a member of the audit and compensation committees.

Active in community service, Mr. Drake is a director of the Animal Medical Center of New York. From 1988 to 1993, he was a trustee of the Lebanese-American University in Beirut, Lebanon.

Mr. Drake has been a director of the Corporation since April 2005.

Board Meeting Data

There were 12 meetings of the Board of Directors during 2006. Each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of Board committees in which he or she was a member in 2006.

Meetings of Non-Management Directors

The Corporation’s non-management directors generally meet in executive session without any management directors in attendance prior to regularly-scheduled Board meetings, which are usually five times each year, and, if the Board convenes a special meeting, the non-management directors may meet in executive session if the circumstances warrant.

Board Committees

The Board of Directors has established an Audit Committee and a Compensation Committee.

Audit Committee

The principal function of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to: (i) the integrity of the Corporation’s financial statements and financial reporting process and the Corporation’s systems of internal accounting and financial controls; (ii) the performance of the internal audit function—Audit and Risk Review (ARR); (iii) the annual independent audit of the Corporation’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) policy standards and guidelines for risk assessment and risk management; (v) the compliance by the Corporation with legal and regulatory requirements, including the Corporation’s disclosure controls and procedures; and (vi) the fulfillment of the other responsibilities set out in the Audit Committee Charter. The Board of Directors delegated the authority to review and approve material interaffiliate agreements to the Audit Committee. The Audit Committee, which included Dr. Affleck-Graves, Mr. Drake, Dr. Glover (Chairperson) and Dr. Handler, had 8 meetings in 2006.

The Board of Directors has determined that Mr. Drake is an “audit committee financial expert,” as defined by the SEC rules.

A copy of the Audit Committee Charter, adopted by the Board, is hereby filed with the Corporation’s Proxy Statement. In addition, a copy of the Audit Committee Charter is available on the Corporation’s website at www.studentloan.com or upon request to the Corporation’s Investor Relations Office, c/o The Student Loan Corporation, 750 Washington Blvd., 9th Floor, Stamford, CT 06901, or by telephone request to (203) 975-6320.

Compensation Committee

The principal functions of the Compensation Committee are reviewing and approving compensation for all executive officers of the Corporation, evaluating annually individual and corporate performance and evaluating information concerning such matters as competitive compensation levels and employee benefit programs. The Compensation Committee, which included Dr. Affleck-Graves, Mr. Drake (Chairperson), Dr. Glover and Dr. Handler, had 4 meetings during 2006.

A copy of the Compensation Committee Charter, adopted by the Board, is hereby filed with the Corporation’s Proxy Statement as Annex C. In addition, a copy of the Compensation Committee Charter is available on the Corporation’s website at www.studentloan.com or upon request to the Corporation’s Investor Relations Office, c/o The Student Loan Corporation, 750 Washington Blvd., 9th Floor, Stamford, CT 06901, or by telephone request to (203) 975-6320.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. Drake, as Chairperson, Dr. Affleck-Graves, Dr. Glover, and Dr. Handler. During 2006, none of the Compensation Committee members: (i) was an officer or employee of the Corporation, (ii) was formerly an officer of the Corporation; or (iii) had any material transactions with related persons. In addition, none of the executive officer of the Corporation served as: (i) a director of another entity, one of whose executive officers served on the Corporation’s Compensation Committee; or (ii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of the Corporation’s directors.

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any director, officer, or principal shareholder, or any affiliate thereof, is a party that would be material and adverse to the Corporation.

Directors’ Compensation

Directors’ compensation is determined by the Board of Directors. During the fiscal year 2006, directors who were not employees of the Corporation or affiliated companies received an annual fee of $60,000 for service on the Board; an additional annual fee of $15,000 for service on the Compensation Committee; and an additional annual fee of $20,000 for service on the Audit Committee. The Chairperson of the Audit Committee received an additional annual fee of $25,000, and the Chairperson of the Compensation Committee received an additional annual fee of $10,000 for their respective services performed. The designated “audit committee financial expert” received an additional annual fee of $10,000 for his services performed.

At a meeting on February 21, 2007, the Board of Directors adopted a resolution to increase the annual fee for directors who are not employees of the Corporation to $75,000 effective January 1, 2007. Other fees remain unchanged.

Directors who are employees of the Corporation or affiliated companies do not receive any fees or additional compensation for services as members of the Board or any committee. All directors are reimbursed for travel and other related expenses.

The following table provides information on 2006 compensation for non-employee directors.

Director	Fees earned or paid in cash
John Affleck-Graves*	$58,984
Rodman Drake	$105,000
Glenda Glover	$117,500
Evelyn Handler	$107,500

* Dr. Affleck-Graves joined the Board of Directors in May 2006.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a charter that specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities. A copy of the Audit Committee Charter is attached to the Corporation’s proxy statement as Annex B.

The Board of Directors has determined that all four members of the Audit Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules, and regulations.

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Corporation’s independent registered public accounting firm, KPMG LLP (“independent auditor”), is responsible for integrated audit of the consolidated financial statements and internal control over financial reporting. The Audit Committee assists the Board in oversight of these processes and procedures. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in these fields.

Audit Committee meetings are conducted so as to encourage communication among the members of the Audit Committee, management, the internal auditors, and the independent auditor. Among other things, the Audit Committee met with the Corporation’s internal and independent auditors, and discussed the overall scope and plans for their respective audits. The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their evaluations of the Corporation’s internal controls. The Audit Committee also discussed with the independent auditor all matters required by generally accepted auditing standards including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees” as amended by Statement on Auditing Standards No. 90 “Audit Committee Communications.”

The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2006 with management and the independent auditor.

The Audit Committee has received the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the independent auditor any relationships that may have an impact on its objectivity and independence and satisfied itself as to the auditor’s independence. Effective January 1, 2003, the Corporation adopted a policy that it would no longer engage its independent auditor for non-audit services other than “audit-related” services as defined by the SEC, certain tax services and other permissible non-audit services as specifically approved by the Chairperson of the Audit Committee and presented to the full Audit Committee at its next regular meeting. The policy also requires pre-approval of all services provided. The policy includes limitations on the hiring of the independent auditor’s partners and other professionals to ensure that the Corporation satisfies the SEC’s auditor independence rules. The Audit Committee has reviewed and approved the amount of fees paid to KPMG for audit and non-audit services. The Audit Committee has delegated to its Chairperson the authority to approve such services for work up to $150,000 per engagement. The Audit Committee concluded that the provision of services by KPMG is compatible with the maintenance of KPMG’s independence.

Based on the above-mentioned review and discussions with management, the internal auditors and the independent auditor, and subject to the limitations on the role and responsibilities described above of the Audit Committee and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

By the Audit Committee

Dr. Glenda B. Glover, Chairperson

Dr. John Affleck-Graves

Rodman L. Drake

Dr. Evelyn E. Handler

April 2, 2007

EXECUTIVE COMPENSATION

NAMED EXECUTIVE OFFICERS

The executive officers of the Corporation are set forth below. Officers serve at the pleasure of the Board.

Name	Age	Position and Office Held
Michael J. Reardon	50	Chairman, Chief Executive Officer, and President
Christine Y. Homer	40	Vice President, Secretary and General Counsel
John McGinn	38	Vice President and Chief Risk Officer
Daniel P. McHugh	37	Vice President and Chief Financial Officer
Kurt Schneiber	49	Vice President and Executive Director of Sales
Mark Gilder*	53	Vice President and Chief Operating Officer

* Mr. Gilder left the Corporation effective September 30, 2006.

Information with respect to Mr. Reardon is set forth above.

Ms. Homer joined the Corporation on March 7, 2006, as Vice President, Secretary and General Counsel. From June 2004, she served as corporate counsel to Women and Company and General Counsel to the Citibank Retail Distribution Group proprietary funds transfer business. From 1999 to 2004, Ms. Homer was a member of Citigroup’s Corporate Mergers and Acquisition Legal Department where she focused on transactions for the global consumer businesses; she served as Interim Head of the department from 2002. Ms. Homer joined Citigroup in 1997. Ms. Homer serves as a director on the Board of the New York University, School of Law Alumni Association.

Mr. McGinn joined the Corporation in January 2005 as Chief Credit Officer. Previously, Mr. McGinn was the Risk Director, Credit Information and Analytics, of Citigroup’s GCG since July 2001.

Mr. McHugh joined the Corporation on April 1, 2004 as Vice President and Chief Financial Officer. Prior to joining the Corporation, Mr. McHugh was Chief Financial Officer of Citigroup Central Europe in both corporate and consumer businesses in the Czech Republic, Slovakia, Hungary, Romania and Bulgaria and the consumer business in Poland from May 2001 to March 2004. From May 1999 to April 2001, Mr. McHugh was Chief Financial Officer for the corporate and consumer businesses in the Czech Republic. Prior to joining Citigroup, Mr. McHugh was an Audit Manager with KPMG. Mr. McHugh is a CPA.

Mr. Schneiber joined the Corporation in May 2005 as Executive Director of Sales. Prior to that, Mr. Schneiber was Global Managing Director of Power, Energy & Chemicals Sector, Global Transaction Services, of Citibank, N.A. from May 2003, and Global Managing Director and Business Manager of Depositary Receipts Services of Citibank, N.A. from May 1999.

Mr. Gilder left the Corporation effective September 30, 2006, in order to accept a position at Citibank, N.A. as the Chief Information Officer, RDNA Enhancement Services & E-Commerce. Mr. Gilder was appointed Chief Operating Officer of the Corporation in July 2004. Prior to joining the Corporation, Mr. Gilder was Executive Vice President, International Leveraging at CitiCards since January 2004. Mr. Gilder joined CitiCards in 1999 and has been Business Manager of both the AT&T Universal Card and the Citi Platinum Card Portfolios. Prior to joining Citigroup, he managed Database Technology and Direct Marketing for GE Capital Global Consumer and Retailer Financial Services from 1993 to 1999. Mr. Gilder was previously with CitiCards from 1989 to 1993 as Vice President, database marketing. He also worked in the Pharmaceutical and Defense industries in the development and marketing of database applications from 1978 to 1989.

COMPENSATION DISCUSSION & ANALYSIS

Objectives of the Corporation’s executive compensation programs

The Corporation rewards its senior executives according to its longstanding philosophy of compensating them for objectively demonstrable performance. The Corporation compensates its executives based not only on how its business performs from a financial standpoint, but also on how the Corporation does business. Superior performance encompasses achievement of financial goals as well as objective excellence in other key areas. Specifically, exemplifying the Corporation’s Shared Responsibilities by demonstrating our responsibility to clients, each other, and our franchise, is highly valued.

Senior management compensation programs at the Corporation are designed to attract and retain the best talent, and to motivate executives to perform by linking most of the executives’ compensation to demonstrable performance-based criteria. As a controlled corporation, the Corporation participates in various Citigroup compensation plans and programs. For example, the Corporation participates in Citigroup stock-based compensation programs under which Citigroup stock or stock options are granted to the Corporation’s employees. The Corporation has no stock-based compensation programs in which its own stock is granted. The Corporation pays Citigroup directly for participation in certain of its stock-based compensation programs, but receives a capital contribution for those awards related to participation in the employee incentive stock option program. In addition, substantially all of the Corporation’s employees participate in Citigroup’s non-contributory defined benefit plans. Any pension obligation pertaining to those plans is a liability of Citigroup. Accordingly, except where otherwise noted, all references to plans and programs herein are to Citigroup plans and programs.

Awards to senior executives should reflect the performance of the Corporation as a whole, as well as individual performance, in attaining or exceeding a set of targets agreed on by the management of the Corporation and approved by the Board of Directors. To the extent an executive’s performance can be linked to superior results, the executive should be rewarded. Conversely, inferior performance by an executive should lead to a reduction in, or elimination of, bonus compensation for the subject period. Inferior performance should also be evaluated to determine the underlying causes and the executive, as well as his or her staff, should be incentivized to address the issues and be rewarded for taking corrective action and improving performance.

Elements of compensation

Set forth below is a discussion of each element of compensation, why the Corporation pays each element, how each amount is determined, and how that element fits into the Corporation’s overall compensation philosophy.

•

Base pay.    Base salary, while not entirely linked to the Corporation’s performance, is necessary to compete for talent in the industry. Although the Corporation does not have a dollar limit on executive compensation, it maintains guidelines regarding the maximum amount of compensation for each grade level of employees. Nevertheless, management retains the discretion to pay base salaries in excess of the maximum amount provided in the guidelines should it be necessary to attract or retain talent in a competitive marketplace.

•

Non-equity and equity incentive compensation awards.    The named executive officers receive discretionary annual incentive and retention awards, based on their performance. Under the Capital Accumulation Program (“CAP”), annual discretionary incentive awards over $20,000 are awarded up to 30% in shares of restricted or deferred stock under the terms of CAP (“Core CAP”). An annual discretionary incentive CAP award consists of a Core CAP award, which has a nominal value equal to 25% of the pretax value of the discretionary award, and a Supplemental CAP award, which has a nominal value equal to between 0% and 5% of the pretax value of the discretionary award. Core CAP awards are awarded at a 25% discount to the market price at the time of the award. A named executive officer may also receive an additional Supplemental CAP award that is a discretionary retention award that is given at the same time as the annual discretionary awards. CAP awards vest over a four-year period, thereby aligning the executives’ responsibilities with the franchise and providing for fluctuations in value according to the overall franchise performance.

The Corporation has long had a requirement that executives receive their overall compensation in cash and non-cash incentive awards, and believes that the current allocation formula is the appropriate mix of cash and non-cash incentives for senior management, as well as the appropriate balance between short-term and long-term compensation. The terms of CAP are discussed in detail in the narrative following the Grants of Plan-Based Awards Table.

The named executive officers receive dividends or dividend equivalents on stock awarded to them as compensation on the same basis as other holders of such shares.

•

Health and insurance plans.    The Corporation’s employees participate in various health and insurance benefit programs. The named executive officers are eligible to participate in such benefit programs on the same terms and conditions as those made available to employees generally. The Corporation provides these benefits as opportunities for employees to protect their and their family members’ health and welfare through medical benefits, life insurance, disability benefits, and similar programs. Basic health and insurance benefits, while not performance linked, are necessary to compete for talent.

•

Retirement plans.    The named executive officers participate or are eligible to participate in the Pension Plan and the 401(k) Plan, which are broad-based, tax-qualified retirement plans. The purpose of these programs is to provide all employees with tax-advantaged savings opportunities and income after retirement or other termination from the Corporation. Basic tax-qualified retirement benefits, while not linked to the Corporation’s performance, are necessary to compete for talent. Under the terms of the Pension Plan and 401(k) Plan, stock option gains are not taken into account in determining benefits, and the equity component of the incentive and retention awards is similarly excluded both at the time of the award and at the time of vesting. Eligible pay under these plans is limited to IRS annual limits ($220,000 for 2006). None of the named executive officers receives matching contributions from the Corporation.

Some named executive officers have accrued benefits under legacy nonqualified retirement plans, as described in detail in the Pension Benefits Table. Accruals for the named executive officers under these supplemental plans ceased in 2001. After 2001, the only retirement benefits accrued by the named executive officers were those available generally to all salaried employees. Nonqualified deferred compensation plans are not generally available to the named executive officers of the Corporation.

•	Other compensation. The Corporation does not, as a general rule, offer additional compensation in the form of material personal benefits to the named executive officers.

Processes for determining executive officer compensation

Industry Survey/Benchmarking.    The Corporation participated in the McLagan Partners industry survey in November 2006, which gathered confidential compensation information from various companies in the consumer, retail and small business banking industry. Twelve institutions that are active in this industry participated.

Performance evaluations/role of Compensation Committee.    Compensation for the CEO is based on recommendations by Mr. Carl Levinson, the Group Executive of the CLG and director of the Corporation. The CEO annually completes a scorecard, stating his goals for the coming year. Such goals are aligned with the Corporation’s goals for such period as approved by the Board of Directors, the components of which are described in greater detail below. Mr. Levinson appraises the CEO’s accomplishments and individual and corporate performance against his scorecard goals, and submits a recommendation for the base pay for the coming year and incentive and retention awards attributable to performance in the past year to the Compensation Committee. The Compensation Committee reviews the recommendation, analyzes the performance of the CEO by considering his leadership, commitment to the Corporation, as well as the performance criteria, and makes the final determination on any such awards.

Overall Compensation for named executive officers (other than the CEO) is based on recommendations by the CEO. Each named executive officer also completes a scorecard on an annual basis, stating his or her goals for the coming year. At the end of the fiscal year, the CEO appraises officers’ accomplishments and individual and corporate performance against their scorecard goals. Overall performance ratings are then assigned to the officers on a five-point scale. The CEO reports on the performance of those executive officers to the Compensation Committee. The Compensation Committee then reviews the base pay and incentive and retention award recommendations for the named executive officers, and makes a final determination of such awards by considering the overall performance results, information obtained from the industry survey and benchmarking, and the performance criteria set forth below.

Each of the factors comprising the performance results is given the appropriate relative level of importance in determining the executives’ compensation. Formulaic approaches are not used when weighting these factors, consistent with the Compensation Committee’s and the Corporation’s belief that the adoption of any given formula could inadvertently encourage undesirable behavior (e.g., favoring one financial measure to the exclusion of other important values). Each named executive officer’s incentive and retention compensation is determined using a discretionary, balanced approach that considers, in the context of a competitive marketplace, the financial performance of the Corporation and the executive’s individual leadership.

Measures of performance.    For 2006, Corporation and individual performance were largely measured by looking at the following factors:

Financial Performance

•	Grow revenue organically:

In 2006, the Corporation’s revenue was $656 million, $7 million (1%) higher than 2005, overcoming a challenging rate environment.

Net interest income of $412 million for 2006 was $82 million (17%) lower than 2005. Net interest margin was 1.61% for 2006, a decrease of 26 basis points from 2005. The decrease in net interest income and net interest margin was mainly the result of higher market interest rates, increased loan origination cost amortization and lower average balances. Market interest rate increases resulted in a decline of floor income of $52 million.

Other income of $245 million for 2006 was $89 million (57%) higher than 2005. This was mainly attributable to increased gains of $59 million on $7.7 billion of loan securitizations in 2006.

•	Increase managed assets:

The Corporation’s managed student loan portfolio grew by $3.1 billion (10%) to $33.7 billion.

•	Grow originations:

FFELP Stafford and PLUS Loan disbursements grew 16%, while CitiAssist disbursement growth reached 9%.

•	Manage operating expenses:

The Corporation’s total operating expense ratio (total operating expenses as a percentage of average managed student loans) for 2006 was 0.51% for the full year, virtually unchanged from 2005.

Total operating expenses were $166 million for the full year 2006, up $17 million (11%) from 2005. The increases in operating expenses reflect the incremental costs to service and administer the larger managed loan portfolio.

Strategic Performance

•	Continue growing market share:

The 16% growth rate in FFELP Stafford and PLUS Loan disbursements was higher than the market growth in 2006.

•	Execute the Corporation’s strategic plan:

Strengthened sales staff, and continued to pursue the graduate program segments.

•	Improve customer retention:

The private consolidation loan product has been introduced.

Business Practices Performance

•	Maintain Exceptional Performer status subject to Higher Education Reauthorization mandates:

The Corporation maintained the status throughout 2006.

•	Excel in talent development, including the development of diverse talent:

Management met its diversity goal of increasing minority representation at the management level.

•	Deliver quality training:

The Corporation implemented new training programs for managers and employees.

•	Continue improving in controlled environment, e.g., efficiency in audit and control assessment processes:

The Corporation received satisfactory ratings from ARR.

No specific weighting is assigned to each criterion. However, all of the above are important factors in pursuing our Shared Responsibilities. In addition, certain external factors, such as industry performance and market conditions, may affect compensation for executive officers. During 2006, information on performance of other student lending companies (Sallie Mae and Nelnet) was obtained from publicly available sources. Specifically, the Corporation analyzed data with respect to origination volume, net interest margin, growth in earnings, and expenses as a percentage of revenue. Although this information was not a material factor in determining the level of compensation for the named executive officers, any such external factors may affect compensation depending upon how the Corporation compared with other companies on an index basis. For 2006 performance, the Corporation compared favorably to other student lending companies.

Bonus and Equity awards.    After determination of the amount of the named executive officers’ incentive and retention compensation, the cash and equity components of the awards are determined under CAP. All named executive officers, other than Mr. Reardon, received 25% of their awards in restricted or deferred stock under CAP, and received discretionary Supplemental CAP. As Mr. Reardon received a discretionary award package valued more than $500,000, he received 25% of the entire discretionary award package as Core CAP, 5% as Supplemental CAP, and cash for the remainder of the package. As stated above, CAP awards are long-term incentives designed to increase retention and relate directly to the enhancement of shareholder value. The terms and conditions of CAP awards, including the vesting periods, the stock option election and provisions regarding termination of employment, are the same for the named executive officers as for all other CAP participants, and are described in more detail in the General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table below.

Awards made by the Committee.

Based on the foregoing, in January 2007, the Compensation Committee made a final determination of the following awards to the named executive officers for their performance in 2006:

Name	Bonus	Stock Awards	Options	Total
Michael Reardon	$630,000	$345,000	$0	$975,000
Daniel McHugh	$206,250	$151,667	$0	$357,917
Kurt Schneiber	$300,000	$218,333	$0	$518,333
John McGinn	$150,000	$121,667	$0	$271,667
Christine Homer*	$127,500	$106,667	$0	$234,167
Mark Gilder*	$135,000	$90,000	$0	$225,000

*   Ms. Homer joined the Corporation in March 2006, and Mr. Gilder left the Corporation in September 2006. Since Ms. Homer and Mr. Gilder were employed by the Corporation for the majority of the fiscal year, their compensation was determined in accordance with the procedures described herein.

The values for the stock awards in the above table differ from the values disclosed in the Summary Compensation Table (appearing later in this discussion) for the same awards, as shown in the table below.

Name	Stock Awards in January 2007 for 2006 Performance	Value of Stock Awards Shown in 2006 Summary Compensation table	Difference Between Stock Awarded and Summary Compensation Table
Michael Reardon	$345,000	$228,779	$116,221
Daniel McHugh	$151,667	$58,296	$93,371
Kurt Schneiber	$218,333	$174,921	$43,412
John McGinn	$121,667	$73,634	$48,033
Christine Homer	$106,667	$43,714	$62,953
Mark Gilder	$90,000	$211,608	$(121,608)

The differences are largely attributable to the fact that the Summary Compensation Table, which was prepared in accordance with SEC regulations issued in December 2006, values equity awards based principally on the treatment of compensation expense in the income statement of the employer under the applicable accounting rule, Statement of Financial Accounting Standards (“SFAS”) No.123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). In general under that rule, an equity award is expensed over the vesting period of the equity award, unless the employee is eligible to retire. If the employee is eligible to retire, then the award must be expensed on the grant date or accrued over a service period prior to the grant date. Although Citigroup’s equity programs, under which named executive officers’ compensation is granted, do not expressly contain retirement provisions, they do have terms that result in retirement treatment under the applicable accounting standards.

At Citigroup, if an employee’s age and years of service total at least 75, all his or her equity awards will continue to vest on schedule after termination of employment under most circumstances. Accordingly, under SFAS 123(R), awards made to individuals who meet this “Rule of 75” must be expensed on or prior to the grant date. If an employee’s age and service total at least 60 and certain other service requirements are satisfied, a portion of his or her equity awards will continue to vest on schedule after termination of employment under most circumstances. Accordingly, under SFAS 123(R), that portion of the awards made to an individual who meets this “Rule of 60” awards must be expensed on or prior to the grant date.

The differences between the stock awards made by the Committee and the values in the Summary Compensation Table may be explained as follows:

•

Mr. Schneiber meets the applicable Rule of 60 with respect to the equity awards granted in 2003, 2004, 2005 and 2006. Accordingly, under SFAS 123(R), a portion of his awards must be expensed on or prior to the grant date. Some of Mr. Schneiber’s awards from prior years are still vesting, and under SFAS 123(R), the amount shown in the Summary Compensation Table for Mr. Schneiber includes the amortization charges for the applicable prior year awards. However, due to the change in applicable rules in the Plan, Mr. Schneiber does not meet the Rule of 60 with respect to the equity award granted in 2007; therefore, Citigroup did not accrue any related expense in 2006 in respect of his 2007 compensation.

•

Mr. Gilder does not meet a Rule of 60 or a Rule of 75 with respect to the equity awards granted in 2003, 2004, 2005, and 2006. Therefore, under SFAS 123(R), these stock awards are expensed over their vesting periods, and accordingly, the amounts shown in the Summary Compensation Table for them are the aggregate amortization charges for the awards made in prior years that are still vesting. However, due to the change in applicable rules in the Plan, Mr. Gilder does meet a Rule of 60 with respect to the equity award granted in 2007; therefore, a portion of the awards granted in 2007 must be expensed on or prior to the grant date.

•

Mr. Reardon (except for 2006 award), Mr. McHugh, Mr. McGinn and Ms. Homer do not meet the eligibility requirements for the Rule of 60 or the Rule of 75, which means that under SFAS 123(R), their stock awards are expensed over their vesting periods, and accordingly, the amounts shown in the Summary Compensation Table for them are the aggregate amortization charges for the awards made in prior years that are still vesting. Mr. Reardon is eligible for the Rule of 60 during the vesting period of his 2006 award. Therefore, this stock award is expensed over an accelerated period between the grant date and the date the rule is met.

The values for the stock option awards disclosed in the Summary Compensation Table also differ from Committee action in January 2007 in respect of 2006 performance, as shown in the table below.

Name	Value of Stock Options Awarded in January 2007 for 2006 Performance	Value of Stock Options Shown in 2006 Summary Compensation Table
Michael Reardon	$0	$20,039
Daniel McHugh	$0	$15,615
Kurt Schneiber	$0	$20,219
John McGinn	$0	$14,814
Christine Homer	$0	$4,342
Mark Gilder	$0	$19,259

All stock options granted in 2006 were granted through the reload method of exercise. Reload options are not new discretionary grants by Citigroup; rather the grants are made pursuant to the terms of previously granted options. However, in accordance with SEC rules, the value of stock options shown in the Summary Compensation table includes the SFAS 123(R) value of 2006 reload options plus certain SFAS 123(R) charges for options granted in prior years.

Under SFAS 123(R), the fair value of a stock option granted to a retirement-eligible employee will be expensed earlier than an identical stock option granted to an employee who is not retirement-eligible. Citigroup expenses the full fair value of the reload options granted to a retirement-eligible employee in the month following the grant. Conversely, the fair value of a reload option granted to an employee who is not retirement-eligible is amortized over the six-month vesting period beginning in the month following the grant. The Rule of 75 applies to Citigroup stock options, and accordingly, the foregoing accounting treatment for stock options awarded to individuals eligible for the Rule of 75 applies to the grant of Citigroup stock options. None of the named executive officers meets the Rule of 75.

In the view of the Corporation and the Compensation Committee, the December 2006 SEC release regarding reporting of equity compensation in the Summary Compensation Table may not accurately reflect the way the Corporation and the Compensation Committee analyze and make equity awards. As set forth in the immediately preceding discussion, the treatment in the Summary Compensation Table of awards with the same terms for all the named executive officers differs depending on age and length of service with Citigroup, and accordingly, may make it difficult to discern the Compensation Committee’s judgments about executive performance for 2006. The purpose of the foregoing discussion and disclosure is to make it clear that the Compensation Committee made a final determination of the incentive awards for 2006 and in prior years based on the fair market value of the awards and not the applicable accounting treatment for those awards under SFAS 123(R).

Other important compensation policies affecting named executive officers

•	Timing of awards. Equity and non-equity incentive and retention awards are made annually in January.

•

Stock Ownership Commitment.    As part of a Stock Ownership Commitment, certain named executive officers (Michael Reardon, Daniel McHugh, Kurt Schneiber, and Mark Gilder) are required to retain at least 25% of the shares of common stock they acquire through equity programs, so long as they are employed by any of the consolidated subsidiaries of Citigroup. This Commitment is intended to align the interests of the named executive officers with those of the franchise.

•

Grants of stock options.    None of the named executive officers received a grant of stock options as part of their incentive and retention awards for 2006. Certain named executive officers received reload options whose issuance resulted from rights that were granted to them as part of an earlier option grant and were made under the earlier equity compensation plans. The current plan no longer grants reload options except to the extent required by the terms of previously granted options.

•

Change in control agreements.    None of the named executive officers has a change in control arrangement. No plan or program in which a named executive officer is a participant provides for the automatic acceleration of the payment or the vesting of an award upon a change in control of the Corporation or Citigroup.

•

Policy on employment agreements.    The Corporation will enter into an employment agreement with an executive officer or a candidate only when necessary to attract or retain exceptional personnel. Any employment agreement with an executive officer must be approved by the Compensation Committee. If required by law to be available for public review, such agreement must be filed promptly with the appropriate regulatory authority. The Corporation does not have any employment or severance agreement with any of the named executive officers.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of The Student Loan Corporation (the “Corporation”), have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Corporation, and based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

Compensation Committee

Rodman L. Drake, Chairperson

Dr. John Affleck-Graves

Dr. Glenda B. Glover

Dr. Evelyn E. Handler

April 2, 2007

SUMMARY COMPENSATION TABLE

Name and Title	Year	Salary ($)		Bonus ($)(3)	Stock Awards ($)(4)		Option Awards ($)(11)		Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non qualified Deferred Compensation Earnings ($)(18)	All Other Compensation ($)		Total($)
Michael Reardon Chairman, CEO and President	2006	$295,000		$630,000	$228,779	(5)	$20,039	(12)	$0	$22,989	$0		$1,196,807

Daniel McHugh Vice President and CFO	2006	$206,667		$206,250	$58,296	(6)	$15,615	(13)	$0	$8,102	$22,691	(19)	$517,621

Kurt Schneiber Vice President and Executive Director of Sales	2006	$235,750		$300,000	$174,921	(7)	$20,219	(14)	$0	$21,680	$0		$752,570

John McGinn Vice President and Chief Risk Officer	2006	$170,667		$150,000	$73,634	(8)	$14,814	(15)	$0	$9,135	$0		$418,250

Christine Homer Vice President, Secretary and General Counsel	2006	$176,121	(1)	$127,500	$43,714	(9)	$4,341	(16)	$0	$8,857	$0		$360,533

Mark Gilder(2) Chief Operating Officer	2006	$167,883		$135,000	$211,608	(10)	$19,259	(17)	$0	$19,988	$0		$553,738

Footnotes:

(1)	Ms. Homer joined the Corporation in March 2006. Prior to that, she was employed by Citibank, N.A. The amount disclosed in the salary column represents the amount paid by the Corporation. Other awards attributable to her prior positions within Citigroup may include amounts paid by the Corporation’s affiliates.

(2)	Mr. Gilder left the Corporation in September 2006. The amount disclosed in the salary column represents the amount paid by the Corporation during his tenure at the Corporation.

(3)	These amounts are awarded under the Executive Performance Plan. Satisfaction of the performance criteria under the Plan determines only the maximum amount of incentive and retention compensation that may be awarded to executive officers for the performance year. The amount of incentive and retention compensation awarded to each named executive officer in January 2007 (for performance in 2006) was based entirely on the metrics and/or other criteria as more fully described in the Compensation Discussion and Analysis section and was significantly less than the portion of the performance-based bonus pool available for award to each named executive officer under the plan.

(4)	The values disclosed represent the applicable portions of the face values on the grant dates of the shares awarded to the named executive officers, as described in the following footnotes.

(5)	The amount disclosed represents the SFAS 123(R) accounting cost that Citigroup recorded in its income statement in 2006 for the CAP shares granted to Mr. Reardon in January 2006 in respect of 2005 performance ($100,413), in January 2005 in respect of 2004 performance ($67,070), in January 2004 in respect of 2003 performance ($53,889), and in January 2003 in respect of 2002 performance ($7,407). The amount disclosed does not include the fair value of the CAP shares awarded to Mr. Reardon in January 2007 in respect of 2006 performance. Such amount is disclosed in the “Awards made by the Committee” section of the Compensation Discussion and Analysis.

(6)	The amount disclosed represents the SFAS 123(R) accounting cost that Citigroup recorded in its income statement in 2006 for the CAP shares granted to Mr. McHugh in January 2006 in respect of 2005 performance ($29,792), in January 2005 in respect of 2004 performance ($13,902), in January 2004 in respect of 2003 performance ($13,333), and in January 2003 in respect of 2002 performance ($1,269). The amount disclosed does not include the fair value of the CAP shares awarded to Mr. McHugh in January 2007 in respect of 2006 performance. Such amount is disclosed in the “Awards made by the Committee” section of the Compensation Discussion and Analysis.

(7)	Under CAP, Mr. Schneiber meets the Rule of 60 with respect to the equity awards granted in 2003, 2004, 2005 and 2006, and therefore, the value of these awards’ basic CAP shares and Supplemental CAP shares are considered fully vested for accounting purposes. However, these awards’ premium CAP shares are not considered fully vested for accounting purposes. Due to the changes in applicable rules of the Plan, Mr. Schneiber does not meet the Rule of 60 with respect to the equity award granted in 2007. The fair value of the CAP shares granted to Mr. Schneiber in January 2007 in respect of 2006 performance is required under SFAS 123(R) to be amortized over the period beginning in January 2007, and therefore is not included in the 2006 values. The amount disclosed includes the accounting cost that Citigroup recorded in its income statement in 2006 in respect of the CAP premium shares that Citigroup granted to Mr. Schneiber in January 2006 in respect of 2005 performance ($154,184), in January 2005 in respect of 2004 performance ($9,375), in January 2004 in respect of 2003 performance ($9,722), and in January 2003 in respect of 2002 performance ($1,640). The full fair value of the CAP shares granted to Mr. Schneiber in January 2007 in respect of 2006 performance is disclosed in the “Awards made by the Committee” section of the Compensation Discussion and Analysis.

(8)

The amount disclosed represents the SFAS 123(R) accounting cost that Citigroup recorded in its income statement in 2006 for the CAP shares granted to Mr. McGinn in January 2006 in respect of 2005 performance ($25,208), in January 2005 in respect of 2004 performance ($32,500), in January 2004 in respect of 2003 performance ($13,889), and in January 2003 in respect of 2002 performance ($2,037). The amount disclosed does not include the fair value of the CAP shares awarded to Mr. McGinn in January 2007 in respect of 2006 performance. Such amount is disclosed in the “Awards made by the Committee” section of the Compensation Discussion and Analysis.

(9)	The amount disclosed represents the SFAS 123(R) accounting cost that Citigroup recorded in its income statement in 2006 for the CAP shares granted to Ms. Homer in January 2006 in respect of 2005 performance ($16,473), in January 2005 in respect of 2004 performance ($12,500), in January 2004 in respect of 2003 performance ($13,333), and in January 2003 in respect of 2002 performance ($1,408). The amount disclosed does not include the fair value of the CAP shares awarded to Ms. Homer in January 2007 in respect of 2006 performance. Such amount is disclosed in the “Awards made by the Committee” section of the Compensation Discussion and Analysis.

(10)	Mr. Gilder does not meet a Rule of 60 or Rule of 75 with respect to the equity awards granted in 2003, 2004, 2005, and 2006. The amount disclosed includes the SFAS 123(R) accounting cost that Citigroup recorded in its income statement in 2006 for the CAP shares granted to Mr. Gilder in January 2006 in respect of 2005 performance ($67,834), in January 2005 in respect of 2004 performance ($38,699), in January 2004 in respect of 2003 performance ($23,333), and in January 2003 in respect of 2002 performance ($6,742). Due to the change in applicable rules in the Plan, Mr. Gilder does meet a Rule of 60 with respect to the equity award granted in 2007; therefore, the value of this award’s basic CAP shares and Supplemental CAP shares are considered fully vested for accounting purposes. However, this award’s premium CAP shares are not considered fully vested for accounting purposes. The amount disclosed includes the SFAS 123(R) fair value of the basic CAP shares and Supplemental CAP shares awarded to Mr. Gilder in January 2007 in respect of 2006 performance ($75,000). The fair value of the premium CAP shares granted to Mr. Gilder in January 2007 in respect of 2006 performance is required under SFAS 123(R) to be amortized over the vesting period beginning in January 2007, and therefore is not included in the 2006 values. The full fair value of the CAP shares granted to Mr. Gilder in January 2007 in respect of 2006 performance is disclosed in the “Awards made by the Committee” section of the Compensation Discussion and Analysis.

(11)	The Corporation does not have stock-based compensation plans and programs. It participates in Citigroup plans and programs, and makes cash payments to Citigroup for costs incurred in this regard.

(12)	The amount disclosed represents the SFAS 123(R) accounting cost that Citigroup recorded in its income statement in 2006 in respect of the stock options, including reload options, Mr. Reardon was granted in 2006 ($3,216), 2004 ($5,801), 2003 ($2,891), 2002 ($6,444) and 2001 ($1,687).

(13)	The amount disclosed represents the SFAS 123(R) accounting cost that Citigroup recorded in its income statement in 2006 in respect of the stock options, including reload options, Mr. McHugh was granted in 2005 ($8,583), 2004 ($2,637), 2003 ($963), 2002 ($3,162), and 2001 ($270).

(14)	The amount disclosed represents the SFAS 123(R) accounting cost that Citigroup recorded in its income statement in 2006 in respect of the stock options, including reload options, Mr. Schneiber was granted in 2004 ($2,109), 2003 ($2,653), 2002 ($12,082), and 2001 ($3,375).

(15)	The amount disclosed represents the SFAS 123(R) accounting cost that Citigroup recorded in its income statement in 2006 in respect of the stock options, including reload options, Mr. McGinn was granted in 2004 ($5,801), 2003 ($2,569), and 2002 ($6,444).

(16)	The amount disclosed represents the SFAS 123(R) accounting cost that Citigroup recorded in its income statement in 2006 in respect of the stock options, including reload options, Ms. Homer was granted in 2004 ($1,582), 2003 ($642), 2002 ($1,611) and 2001 ($506).

(17)	The amount disclosed represents the SFAS 123(R) accounting cost that Citigroup recorded in its income statement in 2006 in respect of the stock options, including reload options, Mr. Gilder was granted in 2004 ($7,383), 2003 ($1,927), 2002 ($7,249) and 2001 ($2,700).

(18)	None of the named executive officers had above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified.

(19)	In connection with the termination of his foreign assignment and pursuant to applicable Citigroup Policy, Mr. McHugh received personal benefits of $22,691, which are attributable to (i) a reimbursement for a foreign jurisdiction tax liability, (ii) $500 for the preparation of his personal tax return, and (iii) a payroll adjustment of $279 to transfer him to the domestic payroll.

Discussion of Equity Award Values

The fair values of the stock awards and stock options appearing in the Summary Compensation Table were disclosed in accordance with December 2006 SEC regulations. The regulations require disclosure of the cost of equity awards if compensation expense was recorded in the income statement of the employer for each such award in 2006, as required by the applicable accounting rule (SFAS 123(R)). The amounts disclosed in the Summary Compensation Table are not the same as the amounts reported in Citigroup’s financial statements, because the December 2006 SEC regulations do not permit estimates of forfeitures related to service-based vesting conditions to be used in determining the amount of equity-based compensation required to be disclosed. In addition, in determining the compensation expense for all equity awards required to be disclosed in the Summary Compensation Table under the December SEC regulations, it was assumed that SFAS 123(R) was in effect on the grant date for each such equity award.

GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underling Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
		Thres- hold($)	Target ($)	Maxi- mum (#)	Thres- hold($)	Target ($)	Maxi- mum (#)

Michael Reardon	1/17/2006	—	—	—	—	—	—	7,671	—	—	$374,130
	10/5/2006	—	—	—	—	—	—	—	1,511	$51.03	$9,648
Daniel McHugh	1/17/2006	—	—	—	—	—	—	2,665	—	—	$129,977
Kurt Schneiber	1/17/2006	—	—	—	—	—	—	3,622	—	—	$176,652
John McGinn	1/17/2006	—	—	—	—	—	—	2,255	—	—	$109,981
Christine Homer	1/17/2006	—	—	—	—	—	—	1,025	—	—	$49,991
	10/17/2006	—	—	—	—	—	—	100	—	—	$5,015
Mark Gilder	1/17/2006	—	—	—	—	—	—	2,767	—	—	$134,952

(1)	In accordance with SEC regulations, the stock awards granted in January 2006 in respect of the executive’s performance during 2005 are required to be disclosed in this proxy statement, which generally describes awards made in respect of performance in 2006. Barring a change in the SEC regulations, the stock awards granted in January 2007 in respect of each executive’s 2006 performance will be disclosed in the Grants of Plan-Based Awards Table in the 2008 proxy statement if the executive is a named executive officer in 2007. The stock option awards are reload options exercised in 2006.

(2)	The full fair value of the January 2007 awards granted to the named executive officers is disclosed in the “Awards made by the Committee” section of the Compensation Discussion and Analysis.

General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table

Under Citigroup’s senior executive compensation guidelines, total compensation of senior executives consists of, to a very large degree, incentive compensation. The current structure of compensation includes the following guidelines for the allocation of total compensation to salary and bonus:

•	Senior executives receive up to 30% of their nominal incentive and retention awards in shares of restricted or deferred stock, which vest over a four-year period.

•

As part of Citigroup’s Stock Ownership Commitment, certain named executive officers (Mr. Reardon, Mr. McHugh, Mr. Schneiber, and Mr. Gilder) are required to retain at least 25% of their Citigroup equity for as long as they are employed by any of the consolidated subsidiaries of Citigroup.

The Committee’s current practice is to use its discretion in developing a nominal incentive award amount based on the performance criteria described in detail in the Compensation Discussion and Analysis, and 25% of that nominal amount is payable in Citigroup common stock under CAP (30% if the nominal amount is $500,000 or more). As stated above, satisfaction of such criteria determines only the maximum amount of incentive and retention compensation that may be awarded to any executive officer in respect of a performance year. The amount of incentive and retention compensation awarded to each named executive officer in January 2007 (for performance year 2006) was based entirely on the metrics and/or other criteria as more fully described in the Compensation Discussion and Analysis section and was significantly less than the portion of the performance-based bonus pool available for award to each named executive officer under the plan.

The restricted and deferred stock awards described in the Grants of Plan-Based Awards Table were granted under CAP in January 2006, in respect of performance for 2005. For 2006, all of the named executive officers received awards of either restricted or deferred stock under CAP, depending on the named executive officer’s age and years of service. The 2006 awards to Mr. Gilder, Mr. Reardon, and Mr. Schneiber are in the form of deferred stock, while the 2006 awards to other named executive officers are awards of restricted stock. While CAP is generally intended to award restricted stock, awards to participants who meet certain age and years of service rules are made in the form of deferred stock to avoid possible immediate taxation of such stock.

The annual discretionary incentive and retention awards made to the named executive officers under CAP consist generally of a Core CAP award and a Supplemental CAP award. Core CAP awards are discounted 25% from market value and represent 25% of the executive’s total incentive compensation. The additional shares that are awarded as a result of the discount are referred to as Premium CAP shares. Supplemental CAP awards are not discounted and represent 5% of the total incentive compensation of executive officers who receive a discretionary award package valued more than $500,000. Mr. Reardon received 25% of the package as Core CAP, 5% as Supplemental CAP, and the remainder as cash. The other named executive officers received an additional discretionary Supplemental CAP award, which is a discretionary retention award given at the same time as the annual discretionary awards. CAP is available to all Citigroup employees whose incentive awards exceed a certain threshold (generally $20,000 for U.S. employees and approximately $40,000 to $45,000 for non-U.S. employees). CAP awards vest 25% per year over a four-year period, and are cancelled upon a voluntary termination of employment unless the recipient has met certain age and years of service requirements described in detail under Potential Payments Upon Termination or Change in Control below. Following the vesting of each portion of a CAP award, the freely transferable shares (subject only to the Citigroup Stock Ownership Commitment) are delivered to the CAP participants.

With respect to awards of restricted stock, from the date of award, the recipient can direct the vote and receives dividends on the underlying shares. With respect to awards of deferred stock, the recipient receives dividend equivalents but does not have voting rights with respect to the shares until the shares are delivered. The dividend or dividend equivalent is the same as the dividend paid on shares of Citigroup common stock. In 2006, the named executive officers received the following amounts as dividends or dividend equivalents on restricted or deferred stock:

Name	Amount of Dividends or Dividend Equivalents Received in 2006 on Restricted and/or Deferred Stock Holdings
Michael Reardon	$31,623
Kurt Schneiber	$18,055
Daniel McHugh	$ 9,187
John McGinn	$10,595
Christine Homer	$ 5,497
Mark Gilder	$14,392

Employees who receive CAP awards may elect to receive all or a portion of the award in nonqualified stock options, in 25% increments, rather than restricted or deferred stock. The options vest on the same schedule as the restricted or deferred stock award, have a six-year term, and have an exercise price equal to 100% of the closing price of a share of Citigroup common stock on the NYSE on the trading date immediately preceding the date on which the option was granted. If options are elected, four options are granted for each share by which the restricted or deferred stock award is correspondingly reduced. None of the named executive officers received an option grant as part of his or her incentive awards granted in January 2006 and 2007.

The terms and conditions of the restricted and deferred stock awards made to the named executive officers in January 2007 (in respect of 2006 performance) are similar to the terms and conditions of the CAP stock awards made in January 2006. Barring a change in the SEC regulations, the terms and conditions of the January 2007 CAP awards will be disclosed in the 2008 proxy statement. The Committee granted incentive awards in respect of 2006 in light of each named executive officer’s performance in 2006. The table in the “Awards made by the Committee” section of the Compensation Discussion and Analysis discloses the bonus and the full fair value of the CAP shares granted to each named executive officer in respect of 2006 performance.

The Grant of Plan-Based Awards Table shows 2006 stock option grants received by Mr. Reardon. None of the options were discretionary awards, rather they were reload options whose issuance resulted from rights that were granted to Mr. Reardon as part of an earlier option grant and were made under the Citigroup 1999 Stock Incentive Plan. Under the reload program, if an option holder uses Citigroup common stock they have owned for at least six months to pay the exercise price of their option and income taxes due on exercise, they receive a new reload option to make up for the shares they used to pay the exercise price and taxes. The reload option does not vest (i.e., become exercisable) for six months and expires on the expiration date of the initial grant. A reload option will not be granted upon the exercise of a reloadable option unless the market price on the date of exercise is at least 20% greater than the option exercise price. Since 2003, Citigroup no longer grants reload options except to the extent required by the terms of previously granted options.

The Citigroup 1999 Stock Incentive Plan, a stockholder approved plan, provides that the exercise price of an option, including a reload option, shall be no less than the closing price of a share of Citigroup common stock on the NYSE on the trading date immediately preceding the date on which the option was granted. However, starting in 2007, the exercise price of a reload option will be the closing price of a share of Citigroup common stock on the NYSE on the date on which the option is granted. Citigroup believes that both pricing approaches are appropriate measures of fair market value.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards									Stock Awards
		Number of Securities Underlying Unexercised Options(#) Exercisable			Number of Securities Underlying Unexercised Options(#) Unexercisable			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Shares or Units of Stock That Have Not Vested (#)(14)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not vested ($)
Name	Grant Date	Initial		Reloads(12)	Initial		Reloads(13)
Michael Reardon	6/5/2000	—		4,181	—		—	—	$46.3417	11/2/2008	—		—	—	—
	7/21/2000	—		263	—		—	—	$49.3583	8/12/2007	—		—	—	—
	8/14/2000	—		1,967	—		—	—	$50.6698	8/12/2007	—		—	—	—
	9/22/2000	—		724	—		—	—	$49.4894	8/12/2007	—		—	—	—
	11/2/2000	—		4,216	—		—	—	$48.2070	11/2/2008	—		—	—	—
	1/16/2001	5,361	(1)		—		—	—	$49.5477	1/16/2011	—		—	—	—
	2/13/2002	—			1,715	(4)	—	—	$42.1097	2/13/2012	—		—	—	—
	6/17/2003	—		65	—		—	—	$45.2400	11/2/2008	—		—	—	—
	9/22/2003	—		234	—		—	—	$46.9900	8/12/2007	—		—	—	—
	11/3/2003	—		4,063	—		—	—	$47.4000	11/2/2008	—		—	—	—
	1/6/2004	—		6,145	—		—	—	$49.7900	4/18/2010	—		—	—	—
	1/20/2004	3,666	(2)		1,833		—	—	$49.5000	1/20/2010	—		—	—	—
	1/23/2004	—		1,517	—		—	—	$50.6900	2/13/2012	—		—	—	—
	3/31/2004	—		3,904	—		—	—	$51.9400	11/2/2008	—		—	—	—
	2/7/2005	—		2,025	—		—	—	$49.7800	4/18/2010	—		—	—	—
	10/5/2006	—		—	—		1,511	—	$51.0300	2/13/2012	—		—	—	—
	1/20/2004	—		—	—		—	—	—	—	3,253	(15)	$181,221	—	—
	1/18/2005	—		—	—		—	—	—	—	4,196	(16)	$233,752	—	—
	1/17/2006	—		—	—		—	—	—	—	7,671	(17)	$427,316	—	—
Daniel McHugh	4/18/2000	3,431	(3)	—	—		—	—	$41.4452	4/18/2010	—		—	—	—
	6/20/2000	171	(18)	—	—		—	—	$43.9389	6/30/2010	—		—	—	—
	1/16/2001	857	(1)	—	—		—	—	$49.5477	1/16/2011	—		—	—	—
	2/13/2002	3,002	(4)	—	750		—	—	$42.1097	2/13/2012	—		—	—	—
	2/13/2002	477	(21)	—	119		—	—	$41.8971	2/13/2012	—		—	—	—
	2/12/2003	3,000	(5)	—	—		—	—	$32.0500	2/12/2009	—		—	—	—
	1/20/2004	1,666	(2)	—	833		—	—	$49.5000	1/20/2010	—		—	—	—
	1/18/2005	1,159	(6)	—	3,479		—	—	$47.5000	1/18/2011	—		—	—	—
	1/20/2004	—		—	—		—	—	—	—	804	(15)	$44,838	—	—
	1/18/2005	—		—	—		—	—	—	—	869	(16)	$48,451	—	—
	1/17/2006	—		—	—		—	—	—	—	2,665	(17)	$148,467	—	—
Kurt Schneiber	1/20/1998	7,689	(7)	—	—		—	—	$22.5004	1/20/2008	—		—	—	—
	11/2/1998	6,742	(8)	—	—		—	—	$21.9176	11/2/2008	—		—	—	—
	4/18/2000	11,436	(3)	—	—		—	—	$41.4452	4/18/2010	—		—	—	—
	1/16/2001	10,721	(1)	—	—		—	—	$49.5477	1/16/2011	—		—	—	—
	2/13/2002	12,866	(4)	—	3,216		—	—	$42.1097	2/13/2012	—		—	—	—
	2/12/2003	8,260	(5)	—	—		—	—	$32.0500	2/12/2009	—		—	—	—
	1/20/2004	1,333	(2)	—	666		—	—	$49.5000	1/20/2010	—		—	—	—
	6/8/2004	—		2,578	—		—	—	$47.5300	11/2/2008	—		—	—	—
	1/20/2004	—		—	—		—	—	—	—	2,347	(15)	$130,777	—	—
	1/20/2004	—		—	—		—	—	—	—	250	(15)	$13,925	—	—
	1/18/2005	—		—	—		—	—	—	—	2,346	(16)	$130,694	—	—
	1/17/2006	—		—	—		—	—	—	—	3,622	(17)	$201,762	—	—

		Option Awards									Stock Awards
		Number of Securities Underlying Unexercised Options(#) Exercisable			Number of Securities Underlying Unexercised Options(#) Unexercisable			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Shares or Units of Stock That Have Not Vested (#)(14)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not vested ($)
Name	Grant Date	Initial		Reloads(12)	Initial		Reloads(13)
John McGinn	2/13/2002	—		—	1,715	(4)	—	—	$42.1097	2/13/2012	—		—	—	—
	2/12/2003	4,000	(5)	—			—	—	$32.0500	2/12/2009	—		—	—	—
	1/20/2004	—		—	1,833	(2)	—	—	$49.5000	1/20/2010	—		—	—	—
	1/20/2004	—		—	—		—	—	—	—	838	(15)	$46,706	—	—
	1/18/2005	—		—	—		—	—	—	—	2,033	(16)	$113,268	—	—
	1/17/2006	—		—	—		—	—	—	—	2,255	(17)	$125,625	—	—
Christine Homer	8/12/1997	1,286	(9)	—	—		—	—	$20.9461	8/12/2007	—		—	—	—
	1/28/1998	849	(10)	—	—		—	—	$22.6404	1/28/2008	—		—	—	—
	6/30/1998	139	(19)	—	—		—	—	$28.6513	6/30/2008	—		—	—	—
	11/2/1998	2,144	(8)	—	—		—	—	$21.9176	11/2/2008	—		—	—	—
	3/2/1999	—		190	—		—	—	$28.5628	1/28/2008	—		—	—	—
	4/9/1999	—		246	—		—	—	$34.0422	8/12/2007	—		—	—	—
	6/30/1999	124	(20)	—	—		—	—	$32.2219	6/30/2009
	4/18/2000	2,144	(3)	—	—		—	—	$41.4452	4/18/2010	—		—	—	—
	6/30/2000	233	(21)	—	—		—	—	$43.9389	6/30/2010
	1/16/2001	1,608	(1)	—	—		—	—	$49.5477	1/16/2011	—		—	—	—
	2/13/2002	1,715	(4)	—	428		—	—	$42.1097	2/13/2012	—		—	—	—
	2/12/2003	2,000	(5)	—	—		—	—	$32.0500	2/12/2009	—		—	—	—
	1/20/2004	999	(2)	—	500		—	—	$49.5000	1/20/2010	—		—	—	—
	1/20/2004	—		—	—		—	—	—	—	804	(15)	$44,838	—	—
	1/18/2005	—		—	—		—	—	—	—	782	(16)	$43,565	—	—
	1/17/2006	—		—	—		—	—	—	—	1,025	(17)	$57,103	—	—
Mark Gilder	4/20/1999	15,010	(11)	—	—		—	—	$32.9347	4/20/2009	—		—	—	—
	4/18/2000	8,577	(3)	—	—		—	—	$41.4452	4/18/2010	—		—	—	—
	1/16/2001	8,577	(1)	—	—		—	—	$49.5477	1/16/2011	—		—	—	—
	2/13/2002	7,719	(4)	—	1,929		—	—	$42.1097	2/13/2012	—		—	—	—
	2/12/2003	6,000	(5)	—	—		—	—	$32.0500	2/12/2009	—		—	—	—
	1/20/2004	4,666	(2)	—	2,333		—	—	$49.5000	1/20/2010	—		—	—	—
	1/20/2004	—		—	—		—	—	—	—	1,408	(15)	$78,466	—	—
	1/18/2005	—		—	—		—	—	—	—	2,244	(16)	$125,024	—	—
	1/17/2006	—		—	—		—	—	—	—	2,767	(17)	$154,177	—	—

(1)	The option granted on January 16, 2001 vested 20% per year beginning on July 16, 2002, and was fully vested on July 16, 2006.
(2)	The option granted on January 20, 2004 vests in three equal annual installments beginning on July 20, 2005, and will be fully vested on July 20, 2007.
(3)	The option granted on April 18, 2000 vested in five equal annual installments beginning on July 18, 2001, and was fully vested on July 18, 2005.
(4)	The option granted on February 13, 2002 vests 20% per year beginning on July 13, 2003, and will be fully vested on July 13, 2007.
(5)	The option granted on February 12, 2003 vested in three equal annual installments beginning on July 12, 2004, and was fully vested on July 12, 2006.
(6)	The option granted on January 18, 2005 vests in four equal annual installments beginning on January 20, 2006.
(7)	The option granted on January 20, 1998 vested in two equal annual installments beginning on January 20, 2001, and was fully vested on January 20, 2002.
(8)	The option granted on November 2, 1998 vested in five equal annual installments beginning on November 2, 1999, and was fully vested on November 2, 2003.
(9)	The option granted on August 12, 1997 vested in five equal annual installments beginning on August 12, 1998, and was fully vested on August 12, 2002.
(10)	The option granted on January 28, 1998 vested in five equal annual installments beginning on January 28, 1999, and was fully vested on January 28, 2003.
(11)	The option granted on April 20, 1999 vested in five equal annual installments beginning on April 20, 2000, and was fully vested on April 20, 2004.
(12)	The options shown in this column are vested (i.e., they have been held by the named executive officer for at least six months).
(13)	The options shown in this column are nonvested as of December 31, 2006 (i.e., they have not yet been held by the named executive officer for six months).
(14)	The market values in this column are based on the closing price of Citigroup stock on December 29, 2006 ($55.70).
(15)	The stock award granted on January 20, 2004 vested in full on January 20, 2007.
(16)	The stock award granted on January 18, 2005 vests in four equal annual installments beginning on January 20, 2006.
(17)	The stock award granted on January 17, 2006 and will vest in four equal annual installments beginning on January 20, 2007.
(18)	The option granted on June 30, 2000 vested in full on June 30, 2005.
(19)	The option granted on June 30, 1998 vested in full on June 30, 2003.
(20)	The option granted on June 30, 1999 vested in full on June 30, 2004.
(21)	The option granted on February 13, 2002 vests 20% per year beginning on February 13, 2003, and will be fully vested on February 13, 2007.

This table describes options as either “initial” or “reload.” Initial option grants made in 2005, 2004 and 2003 do not have a reload feature; however, options granted prior to 2003 retain that feature. The grant of a reload option is not a discretionary award; rather, the grants are made pursuant to the terms of previously granted options. Under the reload program, if shares of Citigroup common stock that have been owned for at least six months are used to pay the exercise price of an option and the income taxes due on exercise of the option, the option holder will receive a new reload option to make up for the shares they used and had withheld. The reload option does not vest (i.e., become exercisable) for six months and expires on the expiration date of the initial grant. A reload option will not be granted upon the exercise of a reloadable option unless the market price on the date of exercise is at least 20% greater than the option exercise price. The purpose of granting reload options was to maintain the option holder’s commitment to Citigroup by maintaining as closely as possible the option holder’s net equity position—the sum of shares owned and shares subject to option.

OPTION EXERCISES AND STOCK VESTINGS

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting($)
Michael Reardon	24,413	$222,688	3,731	$250,270
Daniel McHugh	0	$0	1,147	$ 76,940
Kurt Schneiber	5,714	$167,891	2,454	$165,593
John McGinn	14,528	$165,426	1,112	$ 82,460
Christine Homer	0	$0	701	$ 52,311
Mark Gilder	0	$0	3,036	$203,378

(1)	This column shows the number of shares underlying the options exercised in 2006 by the named executive officers. The actual number of shares received by these individuals from options exercised in 2006 (net of shares used to cover the exercise price and withheld to pay income tax) was:

Name	Shares
Michael Reardon	3,189
Daniel McHugh	0
Kurt Schneiber	705
John McGinn	1,444
Christine Homer	0
Mark Gilder	0

PENSION BENEFITS

Name	Plan Name(1)	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Michael Reardon	The Citigroup Pension Plan	12.67	$84,442	$0
	Travelers Nonqualified Plan	7.67	$51,320	$0
Daniel McHugh	The Citigroup Pension Plan	8.33	$37,382	$0
Kurt Schneiber	The Citigroup Pension Plan	16.50	$155,125	$0
	Citibank Pay Cap Plan	11.50	$27,251	$0
John McGinn	The Citigroup Pension Plan	11.75	$50,678	$0
Christine Homer	The Citigroup Pension Plan	9.92	$44,152	$0
	Travelers Nonqualified Plan	4.92	$4,352	$0
Mark Gilder	The Citigroup Pension Plan	11.92	$108,727	$0
	Citibank Pay Cap Plan	6.92	$21,572	$0

(1)	The Travelers Nonqualified Plan and the Citibank Pay Cap Plan are both frozen plans.

(2)	Years of credited service shown are the service used for the determination of benefit accruals under the plans. Credited services for the Travelers Nonqualified Plan and Citibank Pay Cap Plan are less than credited service for the Citigroup Pension Plan because benefit accruals under these plans were previously frozen (as of December 31, 2001).

Disclosure of Valuation Method and Material Assumptions

The present value for each named executive officer is determined as the present value of the accumulated pension benefit for each pension plan under which the named executive officer participates as of the most recent fiscal year-end measurement date used for FAS 87 purposes (December 31, 2006). FAS 87 is applicable to Citigroup, and not to the Corporation, as the Corporation pays a monthly allocation of expenses and Citigroup incurs future pension liabilities. The benefit is assumed to begin at the earlier of the date at which unreduced benefits may be paid under each plan or the normal retirement age defined under each plan (or as of the current age, if the named executive officer is past normal retirement age). For the Citigroup pension plans under which the named executive officers participate, the normal retirement age is defined as age 65.

In determining the present values for the named executive officers, the following assumptions and methods are utilized, consistent with the valuation methods and assumptions used by the plan actuaries for FAS 87 financial reporting purposes:

The interest rate assumption used for discounting purposes is equal to the FAS 87 discount rate for the plans, as selected by Citigroup as of the applicable measurement date. This rate is equal to 5.60% as of December 31, 2005 and 5.90% as of December 31, 2006.

The interest crediting rate assumption for account-based pension benefits used to project the accumulated account value to normal retirement age is equal to the assumed future interest crediting rate assumption, as selected by Citigroup as of the applicable measurement date. This rate is equal to 4.60% as of December 31, 2005 and 4.90% as of December 31, 2006.

The form of payment assumption at the date benefits are assumed to commence is equal to 50% lump sum and 50% single life annuity for account balance benefits as of December 31, 2005 and 100% lump sum for account balance benefits as of December 31, 2006. An assumption of 100% single life annuity is assumed for non-account balance benefits as of December 31, 2005 and December 31, 2006. For any benefits already in payment, the assumed form of payment is consistent with the actual form of payment.

Account-based pension benefits as of each measurement date are projected to the assumed retirement age using the interest crediting rate assumption and discounted back to the measurement date using the interest rate assumption. As of December 31, 2005, projected account balances that are assumed to be partially paid as a single life annuity are converted to this basis using 1994 Group Annuity Reserving (unisex) Mortality Table (1994 GAR) and an annuity conversion rate of 4.60% (same rate as the interest crediting rate as of December 31, 2005).

For benefits assumed to be paid as a single life annuity, the post-retirement mortality table used to determine the present value is the 1994 Group Annuity Mortality Table (1994 GAM) as of December 31, 2005 and the Retired Pensioners Mortality Table (RP-2000) as of December 31, 2006.

No pre-retirement decrements are assumed in the determination of the present values of accumulated plan benefits.

The present value of the increase in pension benefits during 2006 to be included in the Summary Compensation Table is determined as the difference in the present value of accumulated benefits as of December 31, 2006 and the present value of accumulated benefits as of December 31, 2005. For named executive officers already in receipt of a benefit as of December 31, 2006, the present value of the increase in pension benefits also includes the amount of benefit paid during 2006.

General Policies

Citigroup’s current general policy on pension plans is that executives should accrue retirement benefits on the same basis available to Citigroup employees generally under Citigroup’s broad-based, tax-qualified retirement plans. This approach reflects Citigroup’s senior executive compensation principles, which generally provide that most compensation for senior executives should be based on performance.

Citigroup has not granted extra years of credited service under any retirement plan to the named executive officers. The Pension Benefits Table demonstrates that Mr. Reardon, Mr. Schneiber, Ms. Homer, and Mr. Gilder have fewer years of credited service under the nonqualified pension plans than under the qualified pension plan. Future accruals under the nonqualified plans ceased for the executives while they continued to earn benefits under the qualified plan on the same basis as other US employees.

The named executive officers have accrued benefits under the following pension plans:

The Citigroup Pension Plan.    The purpose of this broad-based, tax-qualified retirement plan is to provide retirement income on a tax-deferred basis to all US employees. Effective January 1, 2002, this plan adopted a single cash balance benefit formula for most of the covered population, including the named executive officers. This benefit is expressed in the form of a hypothetical account balance. Benefit credits accrue annually at a rate between 1.5% and 6% of eligible compensation; the rate increases with age and service. Interest credits are applied annually to the prior year’s balance; these credits are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service). Employees become eligible to participate in the Citigroup Pension Plan after one year of service, and benefits generally vest after five years of service.

Eligible compensation generally includes base salary and wages, plus shift differential and overtime (including any before-tax contributions to a 401(k) plan or other benefit plans), incentive awards paid in cash during such year including any amount payable for such year but deferred under a deferred compensation agreement, commissions paid during such year, any incentive bonus or commission granted during such year in the form of restricted stock and/or stock options under Core CAP, but excluding compensation payable after termination of employment, sign-on and retention bonuses, severance pay, cash and non-cash fringe benefits, reimbursements, tuition benefits, payment for unused vacation, any amount attributable to the exercise of a stock option, or attributable to the vesting of, or an 83(b) election with respect to, an award of restricted stock, moving expenses, welfare benefits, and payouts of deferred compensation. Annual eligible compensation was limited by Internal Revenue Service rules to $220,000 for 2006.

The normal form of benefit under the Citigroup Pension Plan is a joint and survivor annuity for married participants (payable over the life of the participant and spouse) and a single life annuity for single participants (payable for the participant’s life only). Although the normal form of the benefit is an annuity, the hypothetical account balance is also payable as a single lump sum, at the election of the participant. The Citigroup Pension Plan’s normal retirement age is age 65. All optional forms of benefit under this formula available to the named executive officers are actuarially equivalent to the normal form of benefit. Benefits are eligible for commencement under the plan upon termination of employment at any age, so there is no separate eligibility for early retirement.

Pension accruals prior to January 1, 2002 were determined under different formulas depending upon a given employee’s specific employment history with Citigroup. All accruals before 2002 for the named executive officers were under cash balance formulas, which provided for a range of benefit credits increasing with age and years of service, and interest credit rates that were substantially the same as the current interest rate. The current interest credit rate applies to the participant’s entire account balance.

Travelers RBEP.    The purpose of the Travelers Retirement Benefits Equalization Plan (the “Travelers RBEP”), a nonqualified retirement plan, was to provide retirement benefits using the applicable Citigroup Pension Plan benefit formula, but based on the Citigroup Pension Plan’s definition of (a) compensation, in excess of the Internal Revenue Code qualified plan compensation limit ($170,000 for 2001), or (b) benefits, in excess of the Internal Revenue Code qualified plan benefit limit ($140,000 for 2001). In 1994, the Travelers RBEP was amended to limit qualifying compensation under the plan to $300,000 and was further amended in 2001 to cease benefit accruals after 2001 for most participants (including the named executive officers). Mr. Reardon and Ms. Homer are the only named executive officers with accruals under this plan.

All other terms of the Travelers RBEP are the same as under the Citigroup Pension Plan, including definitions of eligible compensation and normal retirement age. The optional forms of benefit available under this plan and their equivalent values are the same as those under the Citigroup Pension Plan.

Citibank Pay Cap Plan.    The purpose of the “Citibank Supplemental ERISA Compensation Plan”(Citibank Pay Cap Plan), a nonqualified plan, is to provide retirement benefits on compensation in excess of the dollar limits under Section 401(a)(17) of the Internal Revenue Code for legacy Citibank participants. Retirement benefits on compensation above these dollar limits can not be provided under the qualified Citigroup Pension Plan and therefore, the plan was established to provide benefits that could not be provided to employees under the qualified plan as a result of these limits. The plan has the same benefit formula and payment options as the underlying qualified Citigroup Pension Plan in which each employee participates. Effective January 1, 2000, compensation under this plan for non-grandfathered participants was limited to $500,000. As of December 31, 2001, future benefit accruals under this plan were eliminated for all non-grandfathered participants. Mr. Schneiber and Mr. Gilder are non-grandfathered participants.

Nonqualified Deferred Compensation

None of the named executive officers of the Corporation receives nonqualified deferred compensation.

Potential Payments Upon Termination or Change in Control

General Policies

In 2002, Citigroup’s Board of Directors adopted a resolution specifically prohibiting cash payments to a departing executive officer in the event of a change in control that would equal or exceed three times the executive officer’s annual income, and exceed $1 million. The Corporation is subject to that resolution, and as a general policy, it does not enter into employment agreements with executives that provide for severance payments unless the agreement meets certain conditions. Pursuant to Citigroup’s Senior Executive Compensation

Guidelines, the agreement (a) must be approved by Citigroup’s Personnel and Compensation Committee; (b) must have as short a term as possible and provide as few terms and conditions as are necessary to accomplish its purpose; and (c) if required by law to be available for public review, must be filed promptly with the appropriate regulatory authority. In addition, employment agreements with executive officers do not generally provide for post-retirement personal benefits of a kind not generally available to employees or retirees, except with the express prior approval of the Compensation Committee of the Corporation and the Personnel and Compensation Committee of Citigroup.

Equity Awards

All named executive officers participate in CAP, Citigroup’s broad-based equity program that provides for accelerated vesting of all or a portion of a participant’s award upon certain types of termination of employment. The CAP awards described below were fully disclosed in the summary compensation tables of prior proxy statements as long-term compensation awards. No executive is entitled to a grant of any additional equity awards in connection with his or her termination of employment.

CAP awards made as annual incentive awards generally provide for accelerated vesting of all or a portion of a participant’s outstanding awards in the event of the participant’s death, disability, or involuntary termination other than for gross misconduct for participants who do not meet certain age and service rules. If a participant resigns or is involuntarily terminated other than for gross misconduct and meets certain age and years of service rules, all or a portion of the participant’s CAP awards will continue to vest on schedule. A more detailed description of CAP may be found in the General Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table. These rules apply to all employees who receive CAP awards, not just named executive officers. As of December 29, 2006 and as previously discussed in the Compensation Discussion and Analysis, Mr. Schneiber met the Rule of 60, and the other named executive officers met no age and years of service rule.

Each of the named executive officers will receive, after termination of employment, all or a portion of their CAP shares awarded based on their performance during employment. Set forth below is a discussion, under independent scenarios, of how these awards might be paid out under the particular circumstances of an executive’s termination of employment.

Voluntary Resignation

Under CAP, if a participant meets the Rule of 75 and terminates his or her employment, the participant’s stock awards will continue to vest on schedule, provided that the participant does not compete with Citigroup’s business operations. In addition, if a CAP participant meets the Rule of 75 and terminates his or her employment, the participant’s stock options will vest on the last day of employment and the participant will have up to two years to exercise his or her vested stock options, provided that he or she does not compete with Citigroup’s business operations. None of the named executive officers of the Corporation meets the Rule of 75.

If a CAP participant meets the Rule of 60 and terminates his or her employment, the participant’s basic and Supplemental CAP shares vest on schedule, provided that he or she does not compete with Citigroup’s business operations and nonvested Premium shares are forfeited. In addition, if a CAP participant meets the Rule of 60 and terminates his or her employment, vesting of the participant’s stock options will stop on his or her last day of employment and the participant will have up to two years to exercise his or her vested stock options. Accordingly, if Mr. Schneiber, who meets the Rule of 60, had resigned on December 29, 2006, all his nonvested stock options shown in the Outstanding Awards at Fiscal Year-End Table would have been forfeited, but 6,794 shares of his nonvested stock awards would continue to vest on schedule.

If a CAP participant voluntarily terminates his or her employment and does not meet any of the age and years of service requirements, the participant’s nonvested stock awards and stock options will be forfeited on his or her last day of employment. As of December 29, 2006, none of the named executive officers, except Mr. Schneiber, met any of the age and years of service rules under CAP, so all of their nonvested awards disclosed in the Outstanding Awards at Fiscal Year-End Table would be forfeited.

No executive is entitled to a grant of an additional equity award in connection with his or her voluntary resignation.

Involuntary Termination other than for Gross Misconduct

Under CAP, if a participant’s employment is involuntarily terminated other than for gross misconduct and the participant meets the Rule of 75, the participant’s stock awards will continue to vest on schedule. In addition, if a CAP participant’s employment is involuntarily terminated other than for gross misconduct and the participant meets the Rule of 75, the participant’s stock options will vest on his or her last day of employment and the participant will have up to two years to exercise his or her vested stock options. As stated above, none of the Corporation’s named executive officers meets the Rule of 75.

If a participant does not meet the Rule of 75 under CAP, but meets the Rule of 60 at the time his or her employment is terminated other than for gross misconduct, the participant’s basic and Supplemental CAP shares and a pro-rated portion of his or her Premium CAP shares will continue to vest on schedule. In addition, if a CAP participant meets the Rule of 60 at the time his or her employment is terminated other than for gross misconduct, the vesting of the participant’s stock options will stop on his or her last day of employment and the participant will have up to two years to exercise his or her vested stock options. As stated above, Mr. Schneiber meets the Rule of 60. If Mr. Schneiber’s employment had terminated on December 29, 2006, on account of his involuntary termination of employment other than for gross misconduct, all of his nonvested stock option shown in the Outstanding Awards at Fiscal Year-End Table would have been forfeited, but 8,074 shares of his nonvested stock awards would have vested or would have continue to vest on schedule.

If a CAP participant’s employment is involuntarily terminated other than for gross misconduct and he or she does not meet an age and years of service rule, the vesting of the participant’s stock options will stop on his or her last day of employment and participant will have up to a maximum of 90 days to exercise his or her vested stock options (depending upon the terms of the options, the period may be shorter). As stated above, none of the named executive officers, except Mr. Schneiber, meets any of the age and years of service rules under CAP. Accordingly, all of their nonvested stock options shown in the Outstanding Awards at Fiscal Year-End Table would have been forfeited, but their Core and Supplemental CAP shares and a pro-rated portion of their Premium CAP shares would have vested.

No executive is entitled to a grant of an additional equity award in connection with his or her involuntary termination other than for gross misconduct.

Termination for Gross Misconduct

Under CAP, if a participant’s employment is terminated for gross misconduct, his or her equity awards will be cancelled on his or her termination date. Thus, if a named executive officer’s employment had been terminated on December 29, 2006 for gross misconduct, the applicable equity awards would have been cancelled on that date.

Death or Disability

If a CAP participant’s employment terminates on account of death or disability, the participant’s stock awards will vest immediately and will be distributed to the participant (or his or her estate).

Upon a CAP participant’s termination of employment on account of death or disability, the participant’s nonvested stock options will vest and the participant (or his or her estate) will have up to two years to exercise his or her stock options. All of the nonvested stock options and stock awards shown in the Outstanding Awards at Fiscal Year-End Table for each named executive officer would vest.

No executive is entitled to a grant of an additional equity award in connection with his or her termination of employment on account of death or disability.

Change in Control

Equity awards are made in accordance with the terms of Citigroup’s stockholder approved equity plans. Citigroup’s equity plans provide that in the event of a change in control of Citigroup, as defined in the equity plans, the Personnel and Compensation Committee, may, in its discretion, accelerate, purchase, adjust, modify or terminate all awards made under the equity plans, including but not limited to, CAP awards. This Committee may also, in its discretion, cause awards made under the equity plans to be assumed by the surviving corporation in a corporate transaction. Accordingly, it is possible that all of the nonvested stock options and stock awards shown in the Outstanding Awards at Fiscal Year-End Table could vest in connection with a change in control of the Corporation or Citigroup.

Employment Agreements

There are no other contracts, agreements or other arrangements with the named executive officers that provide for payments or benefits in connection with a termination of employment or a change in control of the Corporation or Citigroup that are not generally available to all salaried employees.

PROPOSAL 2:    STOCKHOLDER RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has selected KPMG LLP as the independent auditors of the Corporation for 2007. The appointment of this firm is proposed by the Audit Committee based, in part, on KPMG’s review of and familiarity with the Corporation’s business as part of its audit of Citigroup. KPMG has served as the independent auditor for the Corporation since it commenced operations in 1992, for Citibank, N.A. since 1964, for Citicorp since it commenced operations in 1968 and for Citigroup and its predecessors since 1969.

Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement and to be available to respond to questions regarding these or any other appropriate matters. Adoption of this proposal requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

The Board of Directors recommends a vote FOR this proposal.

Disclosure of Auditor Fees

The following is a description of the fees billed to the Corporation by KPMG during the years ended December 31, 2005 and December 31, 2006:

Audit Fees:    Audit fees include fees paid by the Corporation to KPMG in connection with the annual audit of the Corporation’s financial statements and KPMG’s review of the Corporation’s interim financial statements. Audit fees also include fees for services performed by KPMG that are closely related to the audit and in many cases could only be provided by our independent auditors. The aggregate fees billed to the Corporation by KPMG for audit services rendered to the Corporation for the years ended December 31, 2005 and December 31, 2006 totaled approximately $670,800 and $1,150,000, respectively. The increase was primarily due to timing of the billings related to the 2005 audit cycle.

Audit-Related Fees.    Audit-related services include internal control reviews not required by regulators, accounting policy compliance, securitization due diligence and related attestation services. The aggregate fees billed to the Corporation by KPMG for audit-related services rendered to the Corporation for the years ended December 31, 2005 and December 31, 2006 totaled approximately $985,500 and $1,478,000, respectively. The increase in audit related fees from 2005 to 2006 was due primarily to securitization related due diligence and associated compliance work.

Tax Fees:    There were no fees paid or payable to the firm relating to tax services during 2005 or 2006.

All Other Fees:    No fees (other than those described above) were billed to the Corporation by KPMG for other services rendered to the Corporation during the years ended December 31, 2005 and 2006.

The Corporation adopted a policy, effective January 1, 2003, prohibiting the engagement of its primary independent auditors for non-audit services, unless such services are individually approved by the Corporation’s Audit Committee. The Corporation has not engaged KPMG for any non-audit services other than those permitted under its policy.

Approval of Independent Auditor Services and Fees

The Corporation’s Audit Committee has reviewed and approved all fees charged by the Corporation’s independent auditors, and actively monitored the relationship between audit and non-audit services provided. The Audit Committee has concluded that the provision of services by KPMG was consistent with the maintenance of the external auditors’ independence in the conduct of its auditing functions. Effective January 1, 2003, the Corporation adopted a policy that it would no longer engage its primary independent auditors for non-audit services other than “audit-related services,” as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chair of the Audit Committee and presented to the full committee at its next regular meeting. The policy also includes limitations on the hiring of KPMG partners and other professionals to ensure that we satisfy the SEC auditor independence rules.

Under the policy approved by the Audit Committee, the Audit Committee must pre-approve all services provided by the Corporation’s independent auditors and fees charged. The Audit Committee will consider annually the provision of audit services and, if appropriate, pre-approve certain defined audit fees, audit-related fees, tax fees and other fees with specific dollar value limits for each category of service. During the year, the Audit Committee will periodically monitor the levels of KPMG fees against the pre-approved limits. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chair of the Audit Committee for approval and to the full Audit Committee at its next regular meeting.

Administration of the policy is centralized within, and monitored by, the Corporation’s senior corporate financial management, which reports throughout the year to the Audit Committee.

OTHER MATTERS

The Corporation will bear the cost of solicitation of proxies. Proxies may be solicited by mail, personal interview or telephone. Directors, officers and regular employees of the Corporation may solicit proxies by such methods without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxy cards and will, upon request, be reimbursed for reasonable expenses incurred. Employees of Georgeson & Co. Inc. will also solicit proxies at a fee of approximately $20,000 plus out-of-pocket expenses.

As of the date of this Proxy Statement, the Corporation does not intend to present and has not been informed that any other person intends to present any business not specified in this Proxy Statement for action at the meeting. If any other matters come before the meeting, proxies will be voted on such matters in accordance with the judgment of the person or persons authorized to vote the proxies.

Only stockholders of record at the close of business (5:00 p.m., Eastern Time) on March 23, 2007, will be entitled to notice of and to vote at the Annual Meeting. Stockholders are urged to sign the enclosed proxy card, solicited on behalf of the Board, and to return it promptly in the enclosed envelope. Proxies will be voted in accordance with stockholders’ directions. Signing the proxy card does not affect a stockholder’s right to vote in person at the meeting, and the proxy may be revoked prior to its exercise by sending in a new proxy card with a later date, or sending a written notice of revocation to the Corporation’s Investor Relations Office at the address set forth below, prior to the convening of the meeting. If a stockholder attends the Annual Meeting in person, the stockholder may request that a previously submitted proxy not be used. If no directions are given, proxies will be voted for the election of directors and for the approval of the selection of independent auditors. On these matters, abstentions and broker non-votes are not considered votes cast.

Citibank, N.A., an indirect wholly owned subsidiary of Citigroup, which exercises sole voting power over a majority of the outstanding shares of the Corporation’s common stock, has advised the Corporation that it intends to vote all such shares in favor of the election of the nominees named herein and the ratification of the Corporation’s independent auditors. Because of the voting power of Citibank, N.A., the nominees are assured election and the ratification of independent auditors is assured passage.

Copies of the Corporation’s Annual Report to Stockholders and Form 10-K may be obtained without charge by writing to the Corporation’s Investor Relations Office, c/o The Student Loan Corporation, 750 Washington Blvd., 9th Floor, Stamford, CT 06901, or by telephone request to 203-975-6320.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION IN THE STUDENT LOAN CORPORATION’S 2008PROXY STATEMENT

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, the Corporation will accept proposals of stockholders for possible inclusion in the Corporation’s 2008 Proxy Statement through the close of business on December 4, 2007.

Any proposal or nomination for director that a stockholder wishes to propose for consideration at the 2008 annual meeting of stockholders, but does not seek to include in the Corporation’s proxy statement under the applicable SEC rules, must be submitted in accordance with the Corporation’s Bylaws, and must be received at the Corporation’s principal executive offices no earlier than February 4, 2008, and no later than March 4, 2008. Any such proposal must be an appropriate subject for a stockholder action under applicable law and must otherwise comply with the Corporation’s By-Laws and must be submitted in writing to the Corporation’s Investor Relations Office c/o The Student Loan Corporation, 750 Washington Blvd., 9th Floor, Stamford, CT 06901, or by telephone request to 203-975-6320.

ANNEX A

THE STUDENT LOAN CORPORATION

CORPORATE GOVERNANCE GUIDELINES

As of March 22, 2007

Mission

The Student Loan Corporation (the “Corporation”) aspires to the highest standards of ethical conduct; reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern the Corporation’s business.

Board of Directors

The Board of Directors’ primary responsibility is to provide effective oversight of the Corporation’s business and affairs, including building long-term value for the Corporation’s stockholders and balancing the interests of its other constituencies, including the educational institutions that the Corporation works with, its customers and employees. In all actions taken by the Board, the Directors are expected to exercise their sound business judgment in what they reasonably believe to be in the best interests of the Corporation. In discharging that obligation, absent evidence to the contrary, Directors may rely on the honesty and integrity of the Corporation’s senior executives and its outside advisors and auditors.

Number and Selection of Board Members

The Board has the authority under the by-laws to set the number of Directors, with the flexibility to increase the number of Directors in order to accommodate the availability of an outstanding candidate or the Board’s changing needs and circumstances. Independent Directors (as defined herein) shall be recommended to the Board of Directors by the Chairman for approval, after consultation by the Chairman with the Compensation Committee. All other Directors may be nominated from time to time by the majority shareholder of the Corporation and be recommended to the Board of Directors for approval.

Independence of Directors

At least three of the members of the Board must be independent, such members being referred to herein as “Independent Directors.” The Corporation is not required to have a majority of Independent Directors since 80% of its shares of stock are held by its affiliate, Citibank, N.A. A non-employee Director shall qualify as independent for purposes of service on the Board of the Corporation and its committees only if the Board has determined that the Director has no material relationship with the Corporation or its affiliates or subsidiaries. The Board has adopted the categorical standards set forth in the attached Exhibit “A” to assist the Board in making independence determinations.

Qualifications for Director Candidates

The Chairman of the Board reviews the qualifications of potential director candidates and makes recommendations to the whole Board, after consultation by the Chairman with the Compensation Committee. The factors considered by the Board in its review of potential candidates include:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•

Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board’s discussion and decision-making.

•	Whether the candidate has special skills, expertise and background that adds to and complements the range of skills, expertise and background of the existing directors.

•	Whether the candidate has had a successful career that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make.

•

Whether the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of the Corporation’s stockholders and our other stakeholders in reaching decisions.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors involves the exercise of judgment by the Board and cannot be measured in any mathematical or routine way.

Additional Board Service

The number of other public company boards on which a Director may serve shall be subject to a case-by-case review by the Board, in order to ensure that each Director is able to devote sufficient time to the performance of his or her duties as a Director. Members of the Audit Committee may not serve on more than three public company audit committees, including the Audit Committee of the Corporation.

Interlocking Directorates

No executive officer of the Corporation shall serve as a director of a Corporation where an outside Director of the Corporation is an executive officer.

Retirement from the Board

Directors appointed to the Board may serve on the Board until the Annual Meeting of the Corporation next following their 72nd birthday, and may not be re-elected after reaching age 72, unless this requirement has been waived by the Board. This provision shall not be applicable to any Director who has been appointed to serve one or more terms as a member of the Board of the Directors prior to July 1, 2002.

Change in Status or Responsibilities

A Director, who is an employee of the Corporation, or its affiliate or subsidiary, shall submit a notice of resignation in the event that he or she ceases to be employed by any of such entities. The effective date of any such resignation shall be the earlier of (i) the last day of such employment, or (ii) such other date specified in a notice to the Corporation. In the event that such director fails to submit a timely notice to the Corporation, confirmation of termination of employment obtained from any such entity shall constitute a notice as provided in the By-Laws. Any Director who fails to attend at least 75% of the meetings of the Board and the committees on which they serve for a period of two consecutive years shall also resign from the Board at the Annual Meeting of Stockholders next following such occurrence.

The Board shall reserve the discretion to evaluate the facts and circumstances, and determine whether it is in the best interests of the Corporation and its stockholders that a director impacted by the above-mentioned policies not resign from the Board.

Evaluation of Board Performance/Term Limits

The Chairman of the Board, in consultation with the other Directors, shall conduct an annual review of Board performance and Board committee performance. This review shall include an overview of the talent base of the Board as a whole as well as an individual assessment of each Director’s skills, areas of expertise, qualification as independent under the NYSE corporate governance rules and any other applicable laws, rules and regulations, consideration of any changes in a Director’s responsibilities that may have occurred since the Director was first elected to the Board, and such other factors as may be determined to be appropriate for review. Each Committee shall conduct an annual evaluation of its own performance as provided in its charter. The results of the review of Board and Committee evaluations shall be summarized and presented to the Board. The Corporation has not adopted term limits for Directors.

Attendance at Meetings

Directors are expected to attend the Corporation’s Annual Meeting of Stockholders, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and materials that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should, to the extent practicable, be distributed to the Directors prior to the meeting, in order to provide time for review. The Chairman shall establish a calendar of standard agenda items to be discussed at each meeting scheduled to be held over the course of the ensuing year, and shall also establish the agenda for each Board meeting. Each Board member is free to suggest items for inclusion on the agenda or to raise subjects that are not on the agenda for that meeting. The non-management directors shall meet in executive session at each meeting without the Chief Executive Officer or any other officers of the Corporation present. The responsibility for presiding at the executive sessions shall be rotated from meeting to meeting among the Chairs of the Audit and Compensation Committees. The rotational nature of this responsibility shall be disclosed in the Corporation’s annual proxy statement.

Annual Strategic Review

The Board shall review the Corporation’s strategic plans and the principal issues that it expects the Corporation may face in the future during at least one Board meeting each year.

Communications

The Board believes that the senior management speaks for the Corporation. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Corporation, subject, however, to receipt of prior approval from a majority of Board members.

Board Committees

The standing committees of the Board are the Audit Committee and the Compensation Committee. All members of these committees shall meet the independence criteria, as determined by the Board, set forth in the NYSE listing standards, and any other applicable laws, rules or regulations regarding independence. The members of the Audit Committee and Compensation Committee, and the Chairs of such Committees, shall be appointed by the Board on the recommendation of the Chairman of the Board, and may be removed by the Board. Committee Chairs and members shall be rotated at the recommendation of the Chairman of the Board.

Each committee shall have its own written charter which shall comply with the applicable NYSE corporate governance rules, and other applicable laws, rules and regulations. The charters shall set forth the mission and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and reporting to the Board. The Audit Committee charter and the Compensation Committee charter shall be approved and adopted by the Board.

The Chair of each committee, in consultation with the committee members, shall determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chair of each committee, in consultation with the appropriate members of the committee and senior management, shall develop the committee’s agenda. At the beginning of the year each committee shall establish a schedule of major topics to be discussed during the year (to the degree these can be foreseen). The agenda for each committee meeting shall be furnished to all Directors in advance of the meeting, and each independent director may attend any meeting of any committee, upon the consent of such committee, even though he or she may not be a member of that committee.

The Board and each committee shall have the power to hire and fire independent legal, financial or other advisors, as they may deem necessary for Board purposes or for any committee purpose, without consulting or obtaining the approval of senior management of the Corporation in advance; however, each committee must provide notice to the Chairman of the Board of any retained services.

The Board may establish or maintain additional committees as necessary or appropriate.

Director Access to Senior Management

Directors shall have full and free access to senior management and other employees of the Corporation. Any meetings or contacts that a Director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary or directly by the Director. The Board welcomes regular attendance at each Board meeting by senior management of the Corporation identified by the Chief Executive Officer. If the Chief Executive Officer wishes to have additional Corporation personnel attend meetings on a regular basis, this suggestion should be brought to the Board for approval.

Director Compensation

The form and amount of director compensation is determined by the Board based upon the recommendation of the Chairman of the Board. This recommendation shall be based on a biannual review of director compensation of companies of similar size and market capitalization. Directors who are employees of the Corporation or any of its subsidiaries or affiliates shall not receive any compensation for their services as Directors. Directors who are not employees of the Corporation or any of its subsidiaries or affiliates shall not enter into any consulting arrangements with the Corporation nor its competitors. Directors who serve on the Audit Committee shall not directly or indirectly receive compensation from the Corporation or any of its subsidiaries for providing accounting, consulting, legal, investment banking or financial advisory services to the Corporation.

Charitable Contributions

If an outside Director or an immediate family member of an outside Director serves as a director, trustee or executive officer of a foundation, university or other non-profit organization (“Charitable Organization”) and such Charitable Organization receives contributions from the Corporation, such contributions will be reported and considered by the Board for purposes of making the independence determination with respect to the Director.

Director Orientation and Continuing Education

The Corporation shall provide an orientation program for new Directors. Attendance by new Directors at such orientation programs shall be mandatory. The Corporation shall also provide continuing education programs for all members of the Board from time to time. These programs shall include presentations by senior management on the Corporation’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Conduct, its management structure and executive officers and its internal and independent auditors. The orientation program may also include visits to certain of the Corporation’s significant facilities, to the extent practical, or to industry sales conferences. All Directors are invited to participate in the orientation and continuing education programs.

Chief Executive Officer and Senior Officer Performance

The Compensation Committee shall conduct an annual review of the Chief Executive Officer’s performance, as well as the performance of all other senior officers, as set forth in its charter. The Board of Directors shall review the Compensation Committee’s report in order to ensure that the Chief Executive Officer is providing the best leadership for the Corporation in the long and short term.

Succession Planning

The Compensation Committee shall make an annual report to the Board on succession planning. The Chairman shall meet periodically with the Compensation Committee in order to make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. Candidates for the role of successor to the Chief Executive Officer shall be nominated by the Chairman and reviewed by the Compensation Committee prior to succession.

Code of Conduct and Code of Ethics

The Corporation has adopted a Code of Conduct, Code of Ethics for Financial Professionals and related internal policies and guidelines designed to support the mission statement set forth above and to comply with the laws, rules and regulations that govern the Corporation’s business operations. The Code of Conduct applies to all employees of the Corporation, as well as to directors when engaged by or otherwise representing the Corporation and its interests. In addition, the Corporation has adopted a Code of Ethics for Financial Professionals which applies to the principal executive officers of the Corporation and all professionals serving the Corporation in a finance, accounting, treasury, tax or investor relations role. The Audit Committee shall monitor compliance with the Code of Conduct, Code of Ethics for Financial Professionals and related internal policies and guidelines.

Insider Transactions

The Corporation prohibits purchases of Corporation stock by the Corporation from employees. Directors and executive officers of the Corporation shall comply in all respects with the terms of the Corporation’s Personal Trading Policy.

Stock Options

The Corporation prohibits the repricing of any stock options offered to its employees.

Transactions with Directors

To the extent transactions, including brokerage services, banking services, insurance services and other financial services, between the Corporation and any Director or family member of a Director are not otherwise specifically prohibited under these Corporate Governance Guidelines or other policies of the Corporation, such transactions shall be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliates.

Loans to Directors

The Corporation shall not make any personal loans to Directors or to immediate family members of Directors. The only exceptions shall be for credit cards, charge cards and overdraft checking privileges made in the ordinary course of business of the Corporation or one of its affiliates, of a type that is generally made available to the public, and is on market terms, or terms that are no more favorable than those offered to the general public. In addition, the Corporation or one of its affiliates may provide home mortgages and home improvement loans made in the ordinary course of business, of a type that is generally made available to the public, and is on market terms, or terms that are no more favorable than those offered to the general public, to Directors who are employees of the Corporation or its affiliates.

Loans to Executive Officers

The Corporation shall not make any personal loans to executive officers, or their immediate family members, except for mortgage loans, home equity loans, consumer loans, credit cards, charge cards, overdraft checking privileges and margin loans to employees of a broker dealer subsidiary of the Corporation or one of its affiliates made in the ordinary course of business of the Corporation or one of its affiliates, of a type that is generally made available to the public, and is on market term, or terms that are no more favorable than those offered to the general public.

Investments

Neither the Corporation nor any member of senior management shall make any investment in a partnership or other privately-held entity in which a Director is a principal or in a publicly-traded company in which a Director directly owns or controls more than a 10% interest.

No Director may invest in a third party entity when the investment opportunity is made available to him or her because of such individual’s status as a Director. A Director or family member of a Director may participate in investment opportunities offered or sponsored by the Corporation provided they are offered on substantially similar terms as those for comparable transactions with similarly situated non-affiliated persons.

No Director or family member of a Director shall receive an IPO allocation.

Members of senior management may not invest in partnerships or other investment opportunities sponsored, or otherwise made available, by the Corporation, unless their participation is approved in advance by the Board. Such approval shall not be required if the investment opportunity is offered to other qualified employees and investment by senior management is approved by the Board; or is offered to senior management on the same terms as those offered to qualified persons who are not employees of the Corporation. Comparable principles shall apply to Directors and their family members who may be given the opportunity to invest in an employee program.

No member of senior management may invest in a third party entity, except for investments permitted by the foregoing paragraph, when the investment opportunity is made available to him or her as a result of such individual’s status as a member of senior management of the Corporation.

Indemnification

The Corporation provides reasonable directors’ and officers’ liability insurance for the Directors and shall indemnify the Directors to the fullest extent permitted by law and the Corporation’s certificate of incorporation and by-laws.

Amendments

The Board may amend these Corporate Governance Guidelines, or grant waivers in exceptional circumstances, provided that any such modification or waiver may not be a violation of any applicable law, rule or regulation and further provided that any such modification or waiver is appropriately disclosed.

The Student Loan Corporation

Director Independence Standards and Policy on Transactions with Related Persons

Approved as of March 22, 2007

I.	Director Independence Standards

An outside director shall qualify as independent for purposes of service on the Board of The Student Loan Corporation (the “Corporation”) and its Committees if the Board, after taking into account all relevant facts and circumstances, has determined that the director, and any immediate family member of the director, has no material relationship with the Corporation or any of its affiliates or subsidiaries. These Director Independence Standards have been drafted to provide guidance to the Board in making independence determinations, and are intended to supplement the provisions contained in the Corporation’s Corporate Governance Guidelines. A fundamental premise of the Standards is that any permitted transactions between the Corporation and a director or his/her immediate family members or their respective primary business affiliations shall be on arm’s-length, market terms.

Relationships as Client

•

Neither a director nor any immediate family member shall have any personal loans from the Corporation, except for credit cards, charge cards and overdraft checking privileges provided by affiliates of the Corporation in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. In addition, affiliates of the Corporation may provide home mortgages and home improvement loans made in the ordinary course of business, of a type that is generally made available to the public, and is on market terms, or terms that are no more favorable than those offered, to directors who are employees of the Corporation or its affiliates. Notwithstanding the foregoing, any extensions of credit by the Corporation or its subsidiaries to such entity or its subsidiaries must comply with applicable law, including the Sarbanes-Oxley Act of 2002, Regulation O of the Federal Reserve and FDIC guidelines.

•

Any other financial services provided to a director or any member of his/her immediate family by the Corporation must be made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

Advisory and Consulting Arrangements

Neither a director nor any immediate family member of a director shall:

•

During any 12-month period within the last three years, have received, directly or indirectly, from the Corporation any compensatory fees or benefits in an amount greater than $100,000, other than (a) standard compensation arrangements applicable to non-employee directors generally; or (b) compensation paid to an immediate family member of a director who is a non-executive employee of the Corporation.

Business Relationships

•

All payments made by the Corporation or its parent or affiliates to, and payments received by the Corporation or its affiliates from, a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

•

In addition, the aggregate amount of payments in any of the last three fiscal years by the Corporation and its affiliates to, or to the Corporation and its affiliates from, any company of which a director is an executive officer or employee or where an immediate family member of a director is an executive officer, must not exceed the greater of $1,000,000 or 2% of the consolidated gross revenues of the company receiving the payment.

Charitable Contributions

Annual contributions made by the Corporation or its parent or affiliates in any of the last three fiscal years to a foundation, university, or other non-profit organization (“Charitable Organization”) of which a director or an immediate family member serves as a director, trustee or executive officer may not exceed the greater of $50,000 or 10% of the annual consolidated gross revenue of the Charitable Organization.

Employment/Affiliations

•	An outside director shall not:

(i)	be, or within the last three years has been, an employee of the Corporation or of one of the Corporation’s affiliates;

(ii)	be part of, or within the past three years have been part of, an interlocking directorate in which an executive officer of the Corporation or of one of the Corporation’s affiliates serves or has served on the compensation committee of a company that concurrently employs or employed the director; or

•	An outside director may not have an immediate family member who:

(i)	is, or within the last three years has been, an executive officer of the Corporation or of one of the Corporation’s affiliates;

(ii)	is, or within the past three years has been, part of an interlocking directorate in which an executive officer of the Corporation or of one of the Corporation’s affiliates serves or has served on the compensation committee of a company that concurrently employs or employed such family member.

•

(A) Neither a director nor an immediate family member may be a current partner of a firm that is The Student Loan Corporation’s internal or external auditor; (B) a director may not be a current employee of such a firm; (C) a director may not have an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a director or an immediate family member may not have been within the last three years a partner or employee of such a firm and personally worked on The Student Loan Corporation’s audit within that time.

•	No member of the Audit Committee shall be an affiliated person of the Corporation.

Definitions

For purposes of these independence standards, (i) the term “immediate family member” means any of the director’s spouse, parents, step-parents, children, step-children, brothers, sisters, mothers- and fathers-in law, sons- and daughters-in-law, and brothers and sisters-in-law, and any other person (other than domestic employees) who shares the director’s household, (ii) the term “business affiliation” means any corporation (other than The Student Loan Corporation, any of its subsidiaries, or affiliates of Citigroup), partnership, limited partnership, syndicate or other organization of which the director or immediate family member is an officer, partner or employee, or in which the director owns directly or indirectly at least a 5% equity interest, (iii) the term “executive officer” has the same meaning as “officer” under Rule 16a-1(f) under the Securities Exchange Act of 1934, and (iv) the term “consolidated gross revenues” means consolidated gross revenues as reported on a company’s consolidated financial statements.

II.	Policy on Transactions with Related Persons

In light of applicable disclosure requirements under Item 404(b) of Regulation S-K of the SEC, the Board of Directors of the Corporation shall be responsible for the review and consideration of the Transactions with Related Persons (the “Transactions”).

Definitions

“Related Person” is any director, any executive officer of the Corporation, any nominee for director, any shareholder owning in excess of 5% of the total equity of the Corporation, and any “immediate family member” of any such person.

“Immediate family member” has the same meaning as provided in Section I.

“Transaction with Related Persons” is any financial transaction, arrangement or relationship in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Corporation is a participant, and (c) any Related Person has or will have a direct or indirect material interest.

Notification

Each director and executive officer shall promptly notify the Secretary of any Transactions with Related Persons. The notice shall include a description of the Transaction and the aggregate dollar amount. In addition, each director and executive officer is required to complete a Director and Executive Officer Questionnaire on an annual basis in order to confirm, among other things, the existence of any Transactions with Related Persons.

Each shareholder who owns more than 5% of the total equity of the Corporation is requested to complete a Questionnaire on an annual basis, and notify the Corporation of the existence of any Transactions with Related Persons.

General Criteria For Reviewing Transactions with Related Persons

The Board of Directors shall review and consider a Transaction with a Related Person at a regularly scheduled meeting subsequent to receiving the notification thereof by using the following criteria. No director shall participate in any discussion of a Transaction for which he or she or any member of his or her immediate family is a Related Person, except that the director shall provide all material information concerning the Transaction.

In reviewing Transactions with Related Persons, the Board shall take into account, among other factors it deems appropriate, whether the Transaction is entered into on terms no less favorable to the Corporation than terms generally available to an unaffiliated third-party under the same or similar circumstances; the results of an appraisal, if any; whether there was a bidding process and the results thereof; review of the valuation methodology used and alternative approaches to valuation of the transaction; and the extent of the Related Person’s interest in the transaction. The Board will review the following information when assessing a Transaction:

•	The terms of such transaction;

•	The Related Person’s interest in the transaction;

•	The purpose and timing of the transaction;

•	Whether the Corporation is a party to the transaction, and if not, the nature of the Corporation’s participation in the transaction;

•	If the transaction involves the sale of an asset, a description of the asset, including date acquired and costs basis;

•	Information concerning potential counterparties in the transaction;

•	The approximate dollar value of the transaction and the approximate dollar value of the Related Person’s interest in the transaction;

•	Description of any provisions or limitations imposed as a result of entering into the proposed transaction;

•	Whether the proposed transaction includes any potential reputational risk issues that may arise as a result of or in connection with the proposed transaction; and

•	Any other relevant information regarding the transaction.

Exempt Transactions

The Board of Directors has determined that each of the types of Transactions listed below shall not require review by the Board under this Policy.

a.	Employment of Executive Officers. Any employment by the Corporation of an executive officer of the Corporation if:

i.	the related compensation is required to be reported in the Corporation’s proxy statement under Item 402 of SEC’s compensation disclosure requirements (generally applicable to “named executive officers”) and such information is reported; or

ii.	the executive officer is not an immediate family member of another executive Officer or director of the Corporation and the related compensation would be reported in the Corporation’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer,” and the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation.

b.	Director compensation. Any compensation paid to a member of the Board if the related compensation is required to be reported in the Corporation’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements.

c.	Certain transactions with other companies. Any transaction with another company at which a Related Person’s only relationship is as (i) an employee, (ii) a beneficial owner of less than 10% of that company’s outstanding equity, or (iii) in the case of partnerships, a limited partner, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2 percent of that company’s total annual revenues.

d.	Ordinary course transactions.

•

Loans made or maintained by the Corporation to a Related Person or its primary business affiliation, if the loan: (a) is made in the ordinary course of business of the Corporation, is of a type that is generally made available to the general public, and is on market terms, or terms that are no more favorable than those offered to the general public; (b) complies with applicable law, including the Sarbanes-Oxley Act of 2002; and (c) when made does not involve more than the normal risk of collectibility or present other unfavorable features.

•

All business relationships, including brokerage, deposit, insurance, and other services, between the Corporation and a Related Person or its primary business affiliation, that are made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

e.	Interaffiliate Transactions. Any transactions between the Corporation and its affiliates that are subject to the Interaffiliate Transactions Approval Policy.

f.

Certain charitable contributions.    Any charitable contribution, grant or endowment by the Corporation to a charitable organization, foundation or university where a Related Person is an employee, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2 percent of the charitable organization’s total annual receipts.

g.	Transactions where all shareholders receive proportional benefits. Any transaction where the Related Person’s interest arises solely from the ownership of the Corporation’s common stock and all holders of the Corporation’s common stock received the same benefit on a pro rata basis (e.g., dividends).

h.	Transactions involving competitive bids. Any transaction involving a Related Person where the rates or charges involved are determined by competitive bids.

i.	Regulated transactions. Any transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

j.	Certain banking-related services. Any transaction with a Related Person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

ANNEX B

THE STUDENT LOAN CORPORATION

AUDIT COMMITTEE CHARTER

As of April 12, 2004

Mission

The Audit Committee of The Student Loan Corporation (“SLC”) is a standing committee of the Board of Directors (“Board”). The purpose of the Committee is to assist the Board in fulfilling its oversight responsibility relating to (i) the integrity of SLC’s financial statements and financial reporting process and SLC’s systems of internal accounting and financial controls; (ii) the performance of the internal audit function—Audit and Risk Review (ARR); (iii) the annual independent audit of SLC’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) policy standards and guidelines for risk assessment and risk management; (v) the compliance by SLC with legal and regulatory requirements, including SLC’s disclosure controls and procedures; and (vi) the fulfillment of the other responsibilities set out herein. The Committee shall also prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in SLC’s annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that SLC’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Membership

The Audit Committee shall be comprised of at least three members of the Board, and the members shall meet the independence, experience, and expertise requirements of the New York Stock Exchange and other applicable laws and regulations (including the Sarbanes-Oxley Act of 2002).

At least one member of the Audit Committee will be a financial expert as defined by the Securities and Exchange Commission.

The members of the Audit Committee and the Audit Committee Chair shall be appointed by the Board on the recommendation of the Chairman of the Board. Audit Committee members may be replaced by the Board with new members, provided such new members satisfy the membership requirements. The Committee Chair shall be rotated periodically, at the recommendation of the Chairman of the Board.

Authority

The Audit Committee shall have the sole authority to select, evaluate, appoint, and replace the independent auditors (subject to stockholder ratification) and shall approve in advance all audit engagement fees and terms and all audit-related, tax and other engagements with the independent auditors. The Audit Committee shall consult with management, but shall not delegate these responsibilities.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting, or other consultants to advise the Committee. SLC shall provide funding, as determined by the Audit Committee, for payment of compensation to the independent auditors, any advisors employed by the Audit Committee and ordinary administrative expenses of the Committee.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

Meetings and Access

•	Meet as often as it determines, but not less frequently than quarterly.

•	Meet separately, periodically, with management, internal auditors, and independent auditors.

•	Regularly report to the Board on the Committee’s activities.

•	Annually review and evaluate its own performance.

•	Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Financial Statement and Disclosure Matters

•

Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A),” and recommend to the Board whether the audited financial statements should be included in SLC’s Form 10-K.

•

Review and discuss with management and the independent auditors SLC’s quarterly financial statements, prior to the filing of its Form 10-Q, including disclosures made in MD&A and the results of the independent auditors’ reviews of the quarterly financial statements.

•

Discuss generally SLC’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release or each instance in which SLC may provide earnings guidance.

•

Receive a disclosure from the Chief Executive Officer and Chief Financial Officer during their certification process for the 10-K and 10-Q’s about (1) any significant deficiencies in design or operation of internal controls or material weaknesses therein and (2) any fraud, whether or not material, involving management or other employees who have a significant role in SLC’s internal controls.

•	Receive and discuss reports from management on an annual and/or as needed basis.

•	Review and discuss periodically reports from the independent auditors on, among other things, certain:

(a)	Critical accounting policies and practices to be used;

(b)	Alternative treatments of financial information within generally accepted accounting principles;

(c)	Other material written communications between the independent auditors and management, such as any management letter and SLC’s response to such letter or schedule of unadjusted differences; and

(d)	Difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and communications between the audit team and the audit firm’s national office with respect to difficult auditing or accounting issues presented by the engagement.

•	Review and discuss with management and the independent auditors, at least annually:

(a)	Developments and issues with respect to reserves.

(b)	Regulatory and accounting initiatives, as well as off-balance sheet structures, and their effect on SLC’s financial statements; and

(c)	Accounting policies used in the preparation of SLC’s financial statements (specifically those policies for which management is required to exercise discretion or judgment regarding the implementation thereof).

•

Review with management its evaluation of SLC’s internal control structure and procedures for financial reporting and review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such internal controls and procedures, including any significant deficiencies in, or material non-compliance with such controls and procedures.

•

Annually review and discuss with management and the independent auditors (1) management’s assessment of the effectiveness of SLC’s internal control structure and procedures for financial reporting, and (2) the independent auditors’ attestation to, and report on, management’s control assessment, each as required under Section 404 of the Sarbanes-Oxley Act of 2002.

•

Discuss with management SLC’s major credit, market, liquidity and operational risk exposures and the steps management has taken to monitor and control such exposures, including SLC’s risk assessment and risk management policies.

•

Establish procedures for the receipt, retention, and treatment of complaints received by SLC regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of SLC of concerns regarding questionable accounting or auditing matters.

Oversight of SLC’s Relationship with the Independent Auditors

•	Receive and discuss a report from the independent auditors at least annually regarding:

(a)	The independent auditors’ internal quality-control procedures;

(b)	Any material issues raised by the most recent quality-control review, or peer review (if applicable), of the independent auditors, or by any inquiry or investigation by governmental professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors;

(c)	Any steps taken to deal with any such issues;

(d)	All relationships between the independent auditors and SLC, in order to assess the independent auditors’ independence; and

(e)	Key staffing and lead audit partner rotation plans.

•

Approve guidelines for the retention of the independent auditors for any non-audit services and determine procedures for the approval of audit and non-audit services in advance. In accordance with such procedures, the Committee shall approve in advance any audit or non-audit services provided to SLC by the independent auditors, all as required by applicable law or listing standards. Preapproval authority may be delegated to one or more members of the Committee.

•	Review and discuss the scope and plan of the independent audit.

•

Evaluate the qualifications, performance and independence of the independent auditors, including whether the provision of non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and ARR. This shall include a review and discussion of the annual communication as to independence delivered by the independent auditors (Independence Standards Board Standard No. 1—“Independence Discussions with Audit Committees.”) The Committee shall present its conclusions to the Board, and if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditors.

•	Recommend to the Board policies for SLC’s hiring of employees or former employees of the independent auditors.

Oversight of Audit and Risk Review (ARR)

•	Review and approve the appointment and replacement of the Chief Auditor who shall report directly to the Committee.

•	Review and discuss the ARR findings that have been reported to management, management’s responses, and the progress of the related corrective action plans.

•

Review and evaluate the adequacy of the work performed by the Chief Auditor and ARR, and ensure that ARR is independent and has adequate resources to fulfill its duties, including implementation of the annual audit plan.

Compliance Oversight Responsibilities

•

Review periodically with management, including the General Counsel, and the independent auditors any correspondence with, or other action by, regulators or governmental agencies, any material legal affairs of SLC and SLC’s compliance with applicable law and listing standards.

•	Review and discuss the report of the Chief Auditor regarding the expenses of, the perquisites paid to, and the conflicts of interest, if any, of members of SLC’s senior management.

•

Receive and discuss reports from management on an annual and/or as needed basis relating to: compliance at SLC (including anti-money laundering, regulatory and fiduciary compliance); significant reported ethics violations; compliance with FDICIA internal control and compliance reporting requirements; business resumption and contingency planning; tax developments and issues; fraud and operating losses; technology and information security; and SLC’s insurance.

ANNEX C

THE STUDENT LOAN CORPORATION

COMPENSATION COMMITTEE CHARTER

as of April 12, 2004

Mission

The Compensation Committee (the "Committee") is responsible for reviewing and recommending to the Board the compensation structure for senior management, in accordance with guidelines established by the Committee from time to time. The Committee will produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement. Further, the committee approves broad-based and special compensation plans across the Corporation.

Additionally, the Committee will regularly review the Corporation’s management resources, succession planning and development activities, as well as the performance of senior management.

Membership

The Committee shall consist of at least three members of the Board of Directors each of whom shall (a) meet the independence requirements of the new York Stock Exchange corporate governance rules and all other applicable laws, rules and regulations governing independence, as determined by the Board; (b) qualify as "non-employee directors" as defined under Section 16 of the Securities Exchange Act; and (c) qualify as "outside directors" under Section 162 (m) of the Internal Revenue Code.

The members of the Compensation Committee and the Compensation Committee Chair shall be appointed by the Board at the recommendation of the Chairman of the Board, and may be removed by the Board.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

•	Annually review and approve, for the Chief Executive Officer and senior management of the Corporation, base salary, incentive compensation and long-term incentive compensation, such as stock options.

•

Annually review and approve corporate goals and objectives relevant to Chief Executive Officer and senior management compensation, evaluate performance in light of these goals and objectives, and recommend to the Board the Chief Executive Officer’s and senior managers’ compensation based on this evaluation. In determining the compensation of the Chief Executive Officer and senior managers, the Committee will consider the Corporation’s performance, the value of similar incentive awards to officers at comparable companies and the compensation packages given to senior managers in past years.

•	In consultation with and based upon the advice of outside counsel, monitor the disclosure and prepare an annual report on executive compensation for inclusion in the Corporation’s proxy statement.

•

Review executive officer compensation for compliance with Section 16 of the Securities Exchange Act and Section 162(m) of the Internal Revenue Code, as each may be amended from time to time, and any other applicable laws, rules and regulations.

•

In consultation with the Chief Executive Officer and Chairman of the Board, conduct a talent and performance review of key senior management members in order to identify opportunities, performance gaps and next steps as part of the Committee’s executive succession planning and development process. The purpose of this review is to ensure that future leaders of the Corporation are identified and developed as appropriate. The Committee shall report at least once a year to the Board on the Committee’s executive succession planning process.

C-1

•

In consultation with the Board and the Chief Executive Officer, as part of its executive succession planning process, review and evaluate potential successors to the Chief Executive Officer. The Committee will provide an annual report to the Board on CEO succession.

•	Annually review employee compensation strategies, benefits and equity programs.

•	Review and approve senior management agreements, severance arrangements and change in control agreements and provisions when, and if appropriate, as well as any special supplemental benefits.

•	Annually review the Corporation’s progress in meeting diversity goals with respect to the employee population.

•	Periodically assess the adequacy of its charter and recommend changes to the Board as needed.

•	Regularly report to the Board on the Committee’s activities and report annually on assessment of the Committee performance and suggestions for improvement, at the Committee and Board level.

•

Obtain advice and assistance, as needed, from internal or external legal, accounting, search firms or other advisors, including the retention, termination and negotiation of terms and conditions of the assignment.

•	Review and evaluate candidates for independent directors of the Board, as requested by the Chairman of the Board from time to time.

•	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

C-2

2007 PROXY

THE STUDENT LOAN CORPORATION

Annual Meeting of Stockholders—May 3, 2007, 8:30 A.M. (Eastern Time),

399 Park Avenue

12th Floor Auditorium

New York, New York 10022

INSTRUCTIONS—To withhold authority to vote for any individual nominee,

write that nominee’s name on the line provided below.

Bill Beckmann, Glenda Glover, Michael Reardon, Yasmine Anavi, Loretta Moseman

Stock is NOT to be voted for the following nominee(s) for director:

The undersigned appoints Michael J. Reardon and Daniel P. McHugh, or any of them, proxies, each having power to substitute another person to vote all the stock of The Student Loan Corporation held of record by the undersigned on March 23, 2007 at the Annual Meeting of Stockholders of The Student Loan Corporation to be held on May 3, 2007 and at any adjournment thereof. The proxies have authority to vote such stock, as indicated on the reverse side hereof, (1) to elect directors and (2) to ratify the selection of Independent Auditors. The proxies are further authorized to vote such stock upon any other business that may properly come before the meeting or any adjournment thereof.

Please indicate on the reverse side of this card how your stock is to be voted. Unless you otherwise indicate, this proxy will be voted “FOR” the election of directors and “FOR” the ratification of Independent Auditors.

Please date and sign this proxy on the reverse side and return it promptly whether or not you expect to attend the meeting. You may, nevertheless, vote in person if you do attend.

This Proxy is Solicited on Behalf of the Board of Directors

PROPOSALS OF THE BOARD OF DIRECTORS

The Directors Recommend a Vote FOR

I. Election of Directors

☐  FOR        ☐  WITHHOLD*         ☐  ABSTAIN

Nominees: Bill Beckmann, Glenda Glover, Michael Reardon, Yasmine Anavi,
Loretta Moseman

II. Ratification of Independent Auditors

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

*  To withhold authority to vote for any individual nominee, mark this box AND write that nominee’s name on the line provided on the reverse side of this card.

This Proxy is Solicited on Behalf

of the Board of Directors

Please Sign Here exactly as your name(s)

appear(s) to the left.

Dated:

When signing as attorney, executor, administrator, trustee or guardian, please give full title.

Unless you otherwise indicate, this proxy will be voted “FOR” the election of directors and “FOR” the proposal on Independent Auditors.